EXHIBIT 10.57

                                 PROMISSORY NOTE

$700,000.00                                                        May 27, 1999
                                                         St. Petersburg, Florida

         1. PAYMENT SCHEDULE AND MATURITY DATE. FOR VALUE RECEIVED, the undersigned (herein called "Maker," whether one or more) hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association ("Lender") without offset, in immediately available funds in lawful money of the United States of America, at P.O. Box 45264, Jacksonville, Florida 32232-5264, Attn:
Commercial Loan Services, the principal sum of SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less) together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided, as follows:

         This Note shall be repaid in equal monthly installments of principal in the amount of $3,888.89 each, together with interest, commencing on June 15, 1999, and on the fifteenth (15th) day of each succeeding month thereafter through and including the 15th day of May, 2004. The entire principal balance of this Note then unpaid shall be due and payable and shall be paid on May 27th, 2004, the final maturity of this Note (the "Maturity Date").

         2. SECURITY; LOAN DOCUMENTS. The security for this Note includes a Mortgage, Assignment of Rents and Security Agreement which, as it may have been or may hereafter be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage" dated May 27, 1999, from Maker to Lender, encumbering certain property in Pinellas County, Florida described therein (the "Property"). This Note, the Mortgage, the loan commitment letter from Lender to Maker dated April 19, 1999, and the Credit Agreement between Lender and Maker dated April 18, 1997, as amended by Amendment to Credit Agreement dated March 25, 1998, a letter agreement dated December 8, 1998, a Second Amendment to Credit Agreement dated February 18, 1999, a letter agreement dated May 6, 1999, and a Third Amendment to Credit Agreement dated as of May 31, 1999 (collectively, the "Loan Agreement"), UCC Financing Statements of even date to be filed for record in the public records of Pinellas County, Florida and in the Office of the Secretary of State of the State of Florida (the "Financing Statements"), and any other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note, are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a

DOCUMENTARY STAMPS IN THE AMOUNTS OF $2,450.00 HAVE BEEN PAID AND PROPER STAMPS HAVE BEEN AFFIXED TO THE MORTGAGE

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"Loan Document" and together the "Loan Documents." All of the terms, definitions, conditions and covenants of the Loan Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefit of and remedies provided in the Loan Documents. Subject to the terms and conditions of this Note and the Loan Documents, Lender shall advance funds to Maker pursuant to the terms of the Loan Agreement.

         3.       INTEREST RATE. Subject to the further provisions of this
Section 3, the unpaid principal balance of this Note from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) he Maximum Rate (hereinafter defined) or (ii) he Stated Rate (hereinafter defined) computed on the Annual Basis (hereinafter defined). The term "Stated Rate" as used in this Note means the following:

         A floating rate equal to 225 basis points above the "Variable Adjusted LIBOR Rate", adjusted daily. For purposes of this Note, the "LIBOR Rate" for a particular day shall be the interest rate as published in the final New York edition of THE WALL STREET JOURNAL as the appropriate London InterBank Offered Rate (LIBOR) for such particular day for a non-domestic certificate of deposit in an amount approximately equal to the amount of the Note having a term of thirty
         30) days, or if THE WALL STREET JOURNAL is not published on any such date, then as published therein for the immediately preceding business day provided, however, that in the event that THE WALL STREET JOURNAL is not published, or does not report the London InterBank Offered Rate, for three consecutive business days, then the "LIBOR Rate" shall be deemed to the interest rate which it would be necessary for Lender to pay in connection with a sale by Lender, if possible, of a certificate of deposit for a non-domestic deposit in an amount approximately equal to the amount of the Note and having a term of thirty (30) days. The "Variable Adjusted LIBOR Rate" for a particular day shall be equal to the quotient of (1) the LIBOR Rate divided by (2) the difference of (a) one minus (b) the maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable from time to time to any member bank of the Federal Reserve System, in respect to Eurocurrency liabilities as specified in Regulation D (or any successor category of liabilities under Regulation D). The computation of the Variable Adjusted LIBOR Rate shall also include such adjustments as may be necessary in respect to reserves, impositions on Lender for Federal Deposit Insurance Corporation insurance and other insurance, fees, assessments and surcharges which occur because of Lender's sale of a certificate of deposit which would establish the LIBOR Rate or for insuring time deposits. The LIBOR Rate used in determining the Variable Adjusted LIBOR Rate for a particular day shall be the LIBOR Rate for such day if the interest rate is published in THE WALL STREET


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         JOURNAL as specified above, and otherwise shall be the LIBOR Rate which is two "business days" prior to the date of determination, or if such day is not a business day, then the next preceding business day.

If a Variable Rate applies, then (i) the Stated Rate shall, unless otherwise specified herein and subject to clause (ii) following, change with each change in such Variable Rate as of the date of any such change, without notice, subject always to the limitations set out in this Section 3; and (ii) if on any day the Variable Rate shall exceed the maximum permitted by application of the Maximum Rate in effect on that day, the Variable Rate shall be limited to, but shall remain at and vary with, the maximum permitted by application of the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued at the Variable Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued if there were no limitation by the Maximum Rate, or until the earlier payment in full of this Note.

The interest rate charged hereunder is authorized by FLORIDA STATUTES /section/687.12 (1997).

The "Annual Basis" referred to in this Note means computation of interest for the actual number of days elapsed and as if each year were composed of 360 days.

However, use of the Annual Basis is subject always to limitation by the Maximum Rate and in no event shall any such computation result in an amount of interest in excess of the Maximum Amount (hereinafter defined). In any event, all interest at the Maximum Rate shall be computed on the Annual Basis of 365 days (366 in a leap year).

Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the "Default Rate") equal to the lesser of (i) three percent (3%) above the Stated Rate or (ii) the Maximum Rate.

The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or the law of the state indicated in Paragraph 10 hereof permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount").

         4. LATE CHARGES. Should Maker fail to pay the installments of interest or principal (if applicable) on any due date provided herein, the Maker further promises to pay a late payment charge equal to four percent (4%) of the amount of the unpaid installment as liquidated

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

compensation to Lender for the extra expense to Lender to process and administer the late payment, Maker agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives Maker a right to cure a Default. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Mortgage or other Loan Documents and shall not be deemed a waiver of any right or remedy of Lender including without limitation, acceleration of this Note.

         5. PREPAYMENT. The Maker may prepay the principal balance of this Note, in full at any time or in part from time to time, without payment of any prepayment fee, provided that (i) Lender shall have actually received from Maker at least five (5) business days' prior written notice of Maker's intent to prepay, of the amount of principal which will be prepaid (the "Prepaid Principal") and of the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000.00 or a larger integral multiple of $1,000.00 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus any due and unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate. Any partial prepayment shall be applied in accordance with Paragraph 6 below and shall not postpone the due date of any subsequent installments or the Maturity Date, or change the amount of such installments due, unless Lender shall otherwise agree in writing, and further except that any prepayments which represent partial release fees in accordance with the terms of the Loan Agreement, shall be credited to the then next due principal paydown required in this Note.

         6. CERTAIN PROVISIONS REGARDING PAYMENTS. All payments made as scheduled on this Note shall be applied, to the extent thereof, to any due and unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. All prepayments on this Note shall be applied, to the extent thereof, first, to any due and unpaid interest on the amount prepaid, next to the remaining principal installments, and last to any other sums due and unpaid to Lender under the Loan Documents. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as Lender may elect in its discretion, any instructions from Maker or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received

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

by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default (hereinafter defined).

         7. DEFAULT/ACCELERATION. It shall be a default ("Default") under this Note and each of the other Loan Documents if (a) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; or (c) there shall occur any default or Event of Default under the Mortgage or any other Loan Document. Upon the occurrence of a Default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such acceleration, the same shall be at once due and payable without presentation, demand, protest or notice of any kind, which are all hereby waived by Maker, and this Note shall thereafter bear interest at the Default Rate), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

All of the rights, remedies, powers and privileges (together, "Rights") of the holder hereof provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the holder hereof to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of the Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

If any holder of this Note retains an attorney in connection with any Default or at the Maturity Date or to collect, enforce or defend this Note or any other Loan Document in any lawsuit, at trial, or in any appellate, probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender under the Loan Documents, all reasonable costs and expenses incurred by

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

such holder in trying to collect this Note or in any such suit or proceeding, including without limitation reasonable attorneys' fees, paralegals' fees and costs.

         8. CONTROLLING AGREEMENT. All parties to the Loan Documents intend to comply with applicable usury law. All existing and future agreements regarding the debt evidenced by this Note are hereby limited and controlled by the provisions of this Section. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received under this Note or under any of the other Loan Documents or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then IPSO FACTO, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If the holder hereof ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be refunded to the payor, or at the option of such payor, be applied to the unpaid principal of this Note in inverse order of maturity of installments and not to the payment of interest. The holder hereof does not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the holder hereof shall be spread throughout the full term (including any renewal or extension) of the debt so that the amount of interest does not exceed the Maximum Amount.

         9. MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Note applies in any court having jurisdiction over such action.

                  (a) SPECIAL RULES. The arbitration shall be conducted in Pinellas County, Florida, and administered by Endispute, Inc. d/b/a J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.


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

                  (b) RESERVATIONS OF RIGHTS. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. /section/ 91 or any substantially equivalent state law; or (iii) limit the right of the bank hereto
(A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         10. GENERAL PROVISIONS. Time is of the essence hereunder. If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (iv) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof or further consent of Maker or any guarantors to any of them; and (v) submit (and waive all rights to object) to non-exclusive personal jurisdiction in the State of Florida, and venue in the county in which payment is to be made as specified in Section 1 of this Note or in Pinellas County, Florida, for the enforcement of any and all obligations under this Note and the Loan Documents.

A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.


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


The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected prejudiced, or disturbed thereby. This Note may not be amended except in a writing specifically intended for the purpose and executed by the party against whom enforcement of the amendment is sought. In the event any provisions of this Note are inconsistent with the provisions of the Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Maker, any of its principals and any guarantor of this Note, to any such assignee or participant or prospective assignee or prospective participant, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. Maker warrants and represents to Lender and all other holders of this Note that the loan evidenced by this Note is and will be for business or commercial purposes and not primarily for personal, family, or household use. The terms, provisions, covenants and conditions hereof shall be binding upon Maker and the heirs, devisees, representatives, successors and assigns of Maker. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Use of the singular includes the plural, and vice versa. Any reference herein to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

Maker has (i) begun analyzing the operations of Maker and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, embedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Maker reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Maker. Maker reasonably believes any suppliers and vendors that are material to the operations of Maker or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Maker. Maker will promptly notify Lender in the event Maker determines that any computer application which is

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

material to the operations of Maker, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Maker.

         THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY FLORIDA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                       MAKER:

                                       PLASMA-THERM, INC., a Florida corporation


                                       By: /s/ STACY L. WAGNER
                                          -------------------------------
                                          Stacy L. Wagner, Vice President and
                                          Chief Financial Officer

                                                  (CORPORATE SEAL)


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
                               GUARANTY AGREEMENT

         This Guaranty Agreement (this "Guaranty") is made as of the 27th day of May, 1999, by MAGNETRAN, INC., a New Jersey corporation ("Guarantor"), in favor of NATIONSBANK, N.A., a national banking association ("Bank"), and its successors and assigns.

                                R E C I T A L S:

         A. Simultaneously herewith, PLASMA-THERM, INC., a Florida corporation ("Borrower") has executed a $700,000.00 promissory note (the "Note"), to evidence a mortgage loan in the amount of $700,000.00 (the "Loan"). The Loan is also evidenced and/or secured by certain documents including, but not limited to a Mortgage, Assignment of Rents and Security Agreement, UCC-1 Financing Statements, and Credit Agreement dated April 18, 1997, as amended by Amendment to Credit Agreement dated March 25, 1998, letter agreement dated December 8, 1998, a Second Amendment to Credit Agreement dated February 18, 1999, a letter agreement dated May 6, 1999, and a Third Amendment to Credit Agreement dated as of May 31, 1999; Environmental Indemnity Agreement; (collectively, the "Loan Documents" and singularly, a "Loan Document").

         B. A condition precedent to Bank's agreement to make the Loan as described above is Guarantor's execution and delivery to Bank of this Guaranty.

         C. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Documents. This Guaranty is one of the Loan Documents. As used herein, the term "Default" shall mean a default under this Guaranty or an "Event of Default" as defined in the Loan Documents.

         D. Guarantor is a wholly owned subsidiary corporation of Borrower.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Bank to extend credit to Borrower, Guarantor hereby guarantees to Bank the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

         5. GUARANTY OF PAYMENT. Guarantor hereby unconditionally and irrevocably guarantees to Bank the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), fees, costs, expenses, indemnification indebtedness, attorneys' fees, and other sums of money now or hereafter due and owing pursuant to (i) the terms of the Note, and the other Loan Documents, including the making of any required Borrower's deposits, and any indemnifications contained in such Loan Documents, now or hereafter existing, and (ii) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (i) and (ii) above in this Section 1 is herein collectively called the "Indebtedness"). This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Bank in stages or installments. The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

         2. GUARANTY OF PERFORMANCE. Guarantor additionally hereby unconditionally and irrevocably guarantees to Bank the timely performance of all other obligations of Borrower under all of the Loan Documents. If any of such obligations of Borrower are not complied with, in any respect whatsoever, and without the necessity of any notice from Bank to Guarantor, Guarantor agrees to
(i) assume all responsibility for compliance with all terms and provisions of Loan Documents, at Guarantor's own cost and expense, and (ii) indemnify and hold Bank harmless from any and all loss, cost, liability or expense that Bank may suffer by any reason of any such non-compliance. So long as all of such obligations are being performed by Borrower or Guarantor and no Default exists, Bank will make the Loan proceeds available under and subject to the terms of the Loan Documents. If after the occurrence of a Default, and without limiting Bank's rights and remedies, Bank, in its sole discretion, and without any obligation, may expend such funds as Bank deems necessary to cure such Default, and the amount of any and all such expenditures made by Bank for such purposes shall bear interest from the date made until repaid to Bank, at a rate per annum equal to the interest rate provided for in the Note and, together with such interest, shall be due and payable by Guarantor to Bank upon demand. The obligations and liability of Guarantor under this Section 2 shall not be limited or restricted by the existence of (or any terms of) the guaranty of payment under Section 1.

         3.       PRIMARY LIABILITY OF GUARANTOR.

                  a. This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Guarantor shall be liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time.

                  b. In the event of default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Bank of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by Guarantor, pay the amount due thereon to Bank or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for Bank, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.

                  c. Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Bank against any party hereto. Any time that Bank is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If Bank elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Bank elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

         4.       CERTAIN AGREEMENTS AND WAIVERS BY GUARANTOR.

                  a. Guarantor hereby agrees that neither Bank's rights or remedies nor Guarantor's obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                           (i)      any limitation of liability or recourse in
any other Loan Document or arising under any law;

                           (ii)     the taking or accepting of any other
security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

                           (iii)    any release, surrender, abandonment,
exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of Guarantor's recourse against any Person or collateral;

                           (iv)     whether express or by operation of law, any
partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Bank covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

                           (v)      the death, insolvency, bankruptcy,
disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

                           (vi)     either with or without notice to or consent
of Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Bank to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

                           (vii)    any neglect, lack of diligence, delay,
omission, failure, or refusal of Bank to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

                           (viii)   any failure of Bank to notify Guarantor of
any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Bank against Borrower or any security or other recourse, or of any new agreement between Bank and Borrower, it being understood that Bank shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor;

                           (ix)     if for any reason Bank is required to refund
any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

                           (x)      the existence of any claim, set-off, or
other right that Guarantor may at any time have against Borrower, Bank, or any other Person, whether or not arising in connection with this Guaranty, the Note, or any other Loan Document;

                           (xi)     the unenforceability of all or any part of
the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower's obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations); or

                           (xii)    any order, ruling or plan of reorganization
emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Bank.

                  b. In the event any payment by Borrower or any other Person to Bank is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Bank is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Bank shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Bank of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Bank or paid by Bank to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Bank and any attorneys' fees, costs and expenses paid or incurred by Bank in connection with any such event. It is the intent of Guarantor and Bank that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Bank shall be entitled to continue to hold this Guaranty in its possession for a period of one year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Bank hereunder.

                  c. If acceleration of the time for payment of any amount payable by Borrower under the Note, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Bank.

                  d. Guarantor hereby waives and agrees not to assert or take advantage of (i) any right or claim of right to cause a marshalling of any of Borrower's assets or the assets of any other party now or hereafter held as security for the Indebtedness; (ii) the defense of the statute of limitations in any action hereunder or for the payment of the Indebtedness and performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor, any other guarantor of the Loan, or Borrower or any other person or entity, or the voluntary or involuntary dissolution of Borrower or Guarantor, or the failure of Bank to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) or Borrower or any other person or entity;
(iv) any defense based on the failure of Bank to give notice of the existence, creation, or incurring of any new or additional indebtedness or obligation, or of any action or nonaction on the part of any other person whomsoever, or any modification of the terms of the Loan Documents, or the Indebtedness, in connection with any obligation hereby guaranteed; (v) any defense based upon an election of remedies by Bank which destroys or otherwise impairs any subrogation rights of Guarantor or any other guarantor of the Loan or the right of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both;
(vi) any defense based upon failure of Bank to commence an action against Borrower; (vii) any defense based upon acceptance of this Guaranty by Bank;
(viii) any defense based upon the invalidity or unenforceability of any of the Loan Documents; (ix) any defense based upon any limitation of liability contained in any of the Loan Documents; (x) any defense based upon any transfer by Borrower of all or any part of the Collateral; (xi) any defense based upon the failure of Bank to perfect any security or to extend or renew the perfection of any security; and (xii) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled. Guarantor also hereby waives any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification or participation in any claim, right or remedy of Bank against Borrower or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         5. SUBORDINATION. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

                  a. such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

                  b. Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

                  c. Guarantor hereby assigns and grants to Bank a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Bank shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this SECTION 5, Guarantor shall pay the same to Bank immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Bank and shall have absolutely no dominion over the same except to pay it immediately to Bank; and

                  d. Guarantor shall promptly upon request of Bank from time to time execute such documents and perform such acts as Bank may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this SECTION 5, including, but not limited to, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to Bank of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

         6. OTHER LIABILITY OF GUARANTOR OR BORROWER. If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Bank other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Bank hereunder shall be cumulative of any and all other rights that Bank may have against Guarantor. If Borrower is or becomes indebted to Bank for any indebtedness other than or in excess of the Indebtedness for which Guarantor is liable under this Guaranty, any payment received or recovery realized upon any indebtedness of Borrower to Bank may, except to the extent paid by Guarantor on the Indebtedness for which Guarantor is liable under this Guaranty or specifically required by law or agreement of Bank to be applied to the Indebtedness for which Guarantor is liable under this Guaranty, in Bank's sole discretion, be applied upon indebtedness of Borrower to Bank other than the Indebtedness for which Guarantor is liable under this Guaranty.

         7. BANK ASSIGNS. This Guaranty is for the benefit of Bank and Bank's successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder. Bank may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant any information Bank has pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations. Bank may also disclose any such information to any regulatory body having jurisdiction over Bank.

         8. BINDING EFFECT. This Guaranty is binding not only on Guarantor, but also on Guarantor's heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor's estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor's estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term "Guarantor" shall mean all of such Persons and each of them individually.

         9. GOVERNING LAW; FORUM. This Guaranty, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of Florida and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor's property to the jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address stated in SECTION 15, or at a subsequent address of which Bank received actual notice from Guarantor in accordance with said Section, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Bank to serve process in any manner permitted by law or limit the right of Bank to bring proceedings against Guarantor in any other court or jurisdiction.

         10. INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

         11. ATTORNEYS' FEES AND COSTS OF COLLECTION. Guarantor shall pay on demand all reasonable attorneys' fees, paralegals' fees, and all other costs and expenses incurred by Bank in the enforcement of or preservation of Bank's rights under this Guaranty (including all fees incurred in connection with arbitration). Guarantor agrees to pay interest on any expenses or other sums due to Bank under this SECTION 11 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Note, but in no event shall such interest exceed the maximum amount. Guarantor's obligations and liabilities under this SECTION 11 shall survive any payment or discharge in full of the Guaranteed Obligations.

         12. PAYMENTS. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

         13. CONTROLLING AGREEMENT.It is not the intention of Bank or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor's capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 13 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Bank.

         14. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF GUARANTOR. Guarantor hereby represents, warrants, and covenants that (a) Guarantor will derive substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Florida and is lawfully doing business in Florida, and has full power and authority to enter into and perform this Guaranty; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened before or by any tribunal against or affecting Guarantor; (f) all financial statements and information heretofore furnished to Bank by Guarantor do, and all financial statements and information hereafter furnished to Bank by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor's operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Bank, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Bank, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (h) Bank has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully appraised of Borrower's financial and business condition; (i) Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Borrower or any other Person; and (j) Guarantor has read and fully understands the provisions contained in the Note, and the other Loan Documents. Guarantor's representations, warranties and covenants are a material inducement to Bank to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

         15. NOTICES. Unless specifically provided otherwise, any notice for purposes of this Guaranty shall be given in writing or by telex or by facsimile (fax) transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Guaranty, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change in address of which the sending party has not been notified; if transmitted by telex, the notice shall be effective when transmitted (answerback confirmed); and if transmitted by facsimile or personal delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt. This SECTION 15 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving notice or demand to or upon any Person in any situation or for any reason.

         16. CUMULATIVE RIGHTS. The exercise by Bank of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Bank shall have all rights, remedies and recourses afforded to Bank by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Bank, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Bank shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Bank with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Bank.

         17. TERM OF GUARANTY. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed, and discharged, except that, and notwithstanding any return of this Guaranty to Guarantor, this Guaranty shall continue in effect (i) with respect to any of the Guaranteed Obligations that survive the discharge of the Guaranteed Obligations,
(ii) with respect to all obligations and liabilities of Guarantor under SECTION 11, and (iii) as provided in SECTION 4(b).

         18. DISCLOSURE OF INFORMATION. Bank may sell or offer to sell the Loan or interests in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant any information Bank has pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit information on Guarantor, Borrower, and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations. Bank also may disclose any such information to any regulatory body having jurisdiction over Bank and to any agent or attorney of Bank and in such other circumstances and to such other parties as necessary or appropriate in Bank's reasonable judgment.

         19. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Default in the payment or performance when due of any of the Guaranteed Obligations, Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person (any such notice being expressly waived by Guarantor to the fullest extent permitted by applicable law), to set off and apply any and all deposits funds, or assets at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, whether or not Bank shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. Bank will promptly notify Guarantor after any such set-off and application made by Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section 19 are in addition to the other rights and remedies (including other rights of set-off) that Bank may have.

         20. GRANT. To secure the performance of this Guaranty, Guarantor grants to Bank a security interest in all property of Guarantor to the extent such property is delivered concurrently herewith or is now, or at any time hereafter is in the possession of Bank, and all proceeds, replacements, or substitutions of all such property. Guarantor agrees that Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Florida with respect to all of the aforesaid property, including, without limitation, the right to sell or otherwise dispose of any or all of such property. Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if at least five
(5) calendar days before such disposition. Notwithstanding the foregoing, Bank may, without further notice to anyone, apply or set off any balances, credits, deposits, accounts, monies or other indebtedness at any time created by or due from Bank to Guarantor against the amounts due hereunder.

         21. SUBROGATION. Notwithstanding anything to the contrary contained herein, until the Loan is paid in full, Guarantor irrevocably waives any present or future right to which Guarantor is or becomes entitled to be subrogated to Bank's rights against Borrower or to seek contribution, reimbursement, indemnification, or the like from Borrower on account of this Guaranty or to assert any other claim or right of action against Borrower on account of, arising under, or relating to this Guaranty.

         22. FURTHER ASSURANCES. Guarantor at Guarantor's expense will promptly execute and deliver to Bank upon Bank's request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

         23. NO FIDUCIARY RELATIONSHIP. The relationship between Bank and Guarantor is solely that of lender and guarantor. Bank has no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Bank.

         24. INTERPRETATION. If this Guaranty is signed by more than one Person as "Guarantor", then the term "Guarantor" as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Agreement are made by and shall be binding upon each and every such undersigned Person, jointly and severally. The term "Bank" shall be deemed to include any subsequent holder(s) of the Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms "herein", "hereof", "hereto", :hereunder" and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms "include" and "including" shall be interpreted as if followed by the words "without limitation". All references in this Guaranty to sums denominated in dollars or with the symbol "$" refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of the Agreement, "Person" or "Persons" shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons.

         25. TIME OF ESSENCE. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

         26. EXECUTION. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

         27. ENTIRE AGREEMENT. This Guaranty embodies the entire agreement between Bank and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Bank. This Guaranty may not be modified, amended or superseded except in a writing signed by Bank and Guarantor referencing this Guaranty Agreement by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         28. MANDATORY ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S.") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

                  a. SPECIAL RULES. The arbitration shall be conducted in Pinellas County, Florida and administered by J.A.M.S, who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                  b. RESERVATIONS OF RIGHTS. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or
(ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. /section/ 91 or any substantially equivalent state law; or (iii) limit the right of Bank
(A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.

         29. RELEASE OF GUARANTOR. Notwithstanding any provisions in this Guaranty to the contrary, the Bank agrees that upon written request by the Guarantor, the Bank will release the Guarantor from all obligations under this Guaranty so long as Borrower is not in default under the terms of the Loan.

         IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.


Address of Guarantor:                  GUARANTOR:


10050 16th Street North                MAGNETRAN, INC., a New Jersey corporation
St. Petersburg, Florida 33716
Fax No.  (727) 579-0801                By: /s/ STACY L. WAGNER
                                           ---------------------------------
                                           Stacy L. Wagner, Vice President

                                                  (CORPORATE SEAL)

STATE OF FLORIDA           )
COUNTY OF PINELLAS         )

         The foregoing instrument was acknowledged before me this 27th day of May, 1999, by Stacy L. Wagner, as the Vice President of MAGNETRAN, INC., a New Jersey corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced drivers license as identification.


My commission expires:                       /s/ CYNTHIA A. CRANE
                      -----------            --------------------------
                                             Signature of Notary Public
                 (SEAL)

                                             CYNTHIA A. CRANE
                                             --------------------------
                                             Legibly Print Name of Notary Public

                                                     [SEAL]

Address of Bank:

NationsBank, N.A.
101 E. Kennedy Boulevard, 5th Floor
FL1-400-05-03
Tampa, Florida  33602

Re     _______
Doc    _______
Int    _______
Total  _______

              MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

         THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the "Mortgage"), made as of the 27th day of May, 1999, between PLASMA-THERM, INC., a Florida corporation (the "Mortgagor"), as mortgagor and debtor, whose principal place of business is 10050 16th Street North, St. Petersburg, Florida 33716, and NATIONSBANK, N.A., a national banking association (the "Mortgagee"), as mortgagee and secured party, whose address is 101 E. Kennedy Boulevard, 5th Floor (FL1-400-05-03), Tampa, Florida 33602.

                                    ARTICLE I

                         DEFINITIONS, HEADINGS, RULES OF
                       CONSTRUCTION AND SECURITY AGREEMENT

         I.1 DEFINITIONS. As used in this Mortgage and in the exhibits attached hereto, the following terms shall have the following meanings herein specified, such definition to be applicable equally to the singular and plural forms of such terms:

                  (a) COMMITMENT: The commitment letter from Mortgagee to Mortgagor dated April 19, 1999.

                  (b)      DEFAULT RATE: The Default Rate as defined in the
Note.

                  (c) ENVIRONMENTAL CLAIM: Any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement, against Mortgagor or against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such action against Mortgagee), and any claim at any time threatened or made by any person against Mortgagor or against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such claim against Mortgagee), relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

                  (d) ENVIRONMENTAL LAW: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial or agency interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 eT SEq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 eT Seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 eT SEq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET seq.; the Clean Air Act, 42 U.S.C. ss. 7401 eT SEq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300F eT SEq.; the Florida Resource Recovery and Management Act, the Water Quality Assurance Act of 1983, The Florida Resource Conversation and Recovery Act, the Florida Air and Water Pollution Control Act, The Florida Safe Drinking Water Act, The Pollution Spill Prevention and Control Act and any other local, state or federal environmental statutes, and all rules, regulations, orders and decree now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

                  (e) ENVIRONMENTAL REQUIREMENT: Any Environmental Law, agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks.

                  (f) EVENTS OF DEFAULT: Those events described in Article VII hereof.

                  (g) FIXTURES: All property and equipment now owned or hereafter acquired by Mortgagor and now or hereafter located under, on, or above the Land, whether or not permanently affixed, which, to the fullest extent permitted by applicable law in effect from time to time, shall be deemed fixtures and a part of the Land.

                  (h) FUTURE ADVANCES: Any loan of money from Mortgagee to Mortgagor made within twenty (20) years from the date hereof. The total amount of such loan or loans may decrease or increase from time to time, but the total unpaid aggregate balance secured by this Mortgage at any one time shall not exceed

$1,400,000.00, plus interest thereon, and any disbursements made for the payment of the Impositions (whether taxes, levies or otherwise), insurance, or other liens on the Mortgaged Property, with interest on such disbursements. The Mortgagee has no obligation, whatsoever, to make a Future Advance.

                  (i) GOVERNMENTAL AUTHORITY: Any (domestic or foreign) federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

                  (j) GOVERNMENTAL REQUIREMENT: Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to Mortgagee, Mortgagor or the Mortgaged Property, including, without limitation, any Environmental Law.

                  (k) HAZARDOUS MATERIAL: Any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance," "hazardous waste," or "solid waste," or pesticide or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Mortgaged Property.

                  (l) IMPOSITIONS: All (i) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer; all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, easement or agreement maintained for the benefit of or involving the Mortgaged Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of this Mortgage may be assessed, levied or imposed upon the Mortgaged Property or the Rent or income received therefrom, or any use or occupancy thereof, (ii) other taxes, assessments, fees and governmental and non-governmental charges levied, imposed or assessed upon or against Mortgagor or any of its properties and (iii) taxes levied or assessed upon this Mortgage, the Note, and the other Obligations, or any of them.

                  (m) IMPROVEMENTS: All buildings, structures, appurtenances and improvements, including all additions thereto and replacements and extensions thereof, now constructed or hereafter to be constructed under, on or above the Land, which term includes any part thereof.

                  (n) JUNIOR MORTGAGE: Any mortgage permitted by Mortgagee which now or hereafter encumbers all or any portion of the Mortgaged Property and which is junior or subordinate to the lien of this Mortgage, which term shall collectively refer to all such mortgages and the note or notes secured thereby.

                  (o) LAND: The real property described in Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, projections, appurtenances, water rights including riparian and littoral rights, streets, ways, alleys, and strips and gores of land now or hereafter in any way belonging, adjoining, crossing or pertaining to the Land.

                  (p) LEASES: Any and all leases, subleases, licenses, concessions, or grants of other possessory interests, together with the security therefor, now or hereafter in force, oral or written, covering or affecting the Mortgaged Property or any part thereof.

                  (q)      LOAN: $700,000.00 as evidenced by the Note.

                  (r) LOAN AGREEMENT: That certain Credit Agreement between Mortgagee and Mortgagor dated April 18, 1997, as amended on March 25, 1998, February 18, 1999 and as of May 31, 1999, and by letter agreements dated December 8, 1998 and May 6, 1999.

                  (s) LOAN DOCUMENTS: Those items required by the Commitment and any other document or instrument executed, submitted, or to be submitted by Mortgagor or others in connection with the Loan, including but not limited to the: i) Note, ii) Mortgage, iii) Loan Agreement, iv) financing statements, v) Environmental Indemnity Agreement, vi) any Interest Rate Swap Protection Agreement, and vii) any other document or instrument executed by Mortgagor in connection with the Loan.

                  (t) MORTGAGED PROPERTY: The Land, Improvements, Fixtures, Leases, Rents and Personal Property together with:

                           (i)      all judgments, awards of damages and
settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or by agreement in lieu thereof, or for any damage thereto caused by any governmental action (whether by such taking or otherwise), such as without limitation, any award for change of grade of streets;

                           (ii)     all judgments, awards and settlements
hereafter made, and all insurance proceeds hereafter paid for any damage to the Mortgaged Property, and all unearned insurance premiums on any insurance policies maintained by the Mortgagor pursuant to this Mortgage;

                           (iii)    all awards and refunds hereafter made with
respect to any Imposition; and

                           (iv)     the estate, right, title, interest,
privilege, claim or demand whatsoever of Mortgagor, now or hereafter, either at law or in equity, in and to the Mortgaged Property.

The term Mortgaged Property includes any part of the foregoing property described as Mortgaged Property, and all proceeds, products, replacements, improvements, betterments, extensions, additions, substitutions, renewals, accessories, and appurtenances thereto and thereof.

                  (u) MORTGAGEE: NationsBank, N.A., a national banking association, its successors and assigns.

                  (v)      MORTGAGOR: Plasma-Therm, Inc., a Florida corporation.

                  (w) NOTE: The promissory note dated of even date herewith from Mortgagor to Mortgagee, in the amount of $700,000.00, by this reference made a part hereof to the same extent as though set out in full herein, and any other note given to Mortgagee evidencing a Future Advance as any of said notes may from time to time hereafter be modified, amended, extended or renewed. As used herein the term "Note" shall refer to all of said notes collectively, as well as to each of said notes individually, as the context may require.

                  (x)      OBLIGATIONS:

                           (i)      Any and all of the indebtedness,
liabilities, covenants, promises, agreements, terms, conditions, and other obligations of every nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, of Mortgagor to Mortgagee, evidenced by, secured by, under and as set forth in the Note, this Mortgage, the Guaranty or the other Loan Documents;

                           (ii)     Any and all other indebtedness, liabilities
and obligations of every nature whatsoever (whether or not otherwise secured or to be secured) of Mortgagor (whether as maker, endorser, surety, guarantor or otherwise) to Mortgagee or any of Mortgagee's affiliates, whether now existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or any of the Mortgagee's affiliates, whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including, but not limited to, any letter of credit issued by Mortgagee for the account of Mortgagor; together with all expenses, attorneys' fees, paralegals' fees and legal assistants' fees incurred by Mortgagee in the preparation, execution, perfection or enforcement of any document relating to any of the foregoing; and

                           (iii)    Any and all Future Advances.

                           (iv)     Any and all of the indebtedness,
liabilities, covenants, promises, agreements, terms, conditions and other obligations of any nature whatsoever, whether joint or general, direct or indirect, absolute or contingent, liquidated or unliquidated, of Mortgagor, Guarantor, or any of them, to Mortgagee under any Interest Rate Protection Agreements, including, but not limited to, any and all unpaid accrued payments due Mortgagee, under any Interest Rate Protection Agreement, the present value of future benefits lost by Mortgagee's nonreceipt of future payments in excess of corresponding future liabilities under any Interest Rate Swap Protection Agreements, and the costs of collection of all such amounts.

                  (y) PARTNERSHIP: Any general or limited partnership, joint venture, or other form of partnership, howsoever designated.

                  (z) PERMITTED TITLE EXCEPTIONS: Those matters, if any, described in Schedule B to the title insurance policy insuring Mortgagee's interest in this Mortgage.

                  (aa) PERSON: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or agency or political subdivision thereof, or any other form of entity.

                  (bb) PERSONAL PROPERTY: All of the following property of Mortgagor whether now owned or existing, or hereafter acquired or arising, whether located in, on, pertaining to, used or intended to be used in connection with or resulting or created from the ownership, development, management, or operation of the Land:

                           (i)      all Improvements (to the extent same are not
deemed to be real property) and landscaping;

                           (ii)     all Fixtures (to the extent same are not
deemed to be real property) and goods to become Fixtures;

                           (iii)    all machinery, equipment, furniture,
furnishings, building supplies and materials, appliances, business machines, tools, and all warranties and guaranties for any of the foregoing, but specifically excluding all goods (including, without limitation, equipment and machinery) held for sale or lease or to be furnished under contracts of service, or raw materials, work-in-process or materials used or consumed in a business;

                           (iv)     all general intangibles and documents
relating to the construction, maintenance or operation of the Improvements and the Mortgagor's business conducted in the Improvements, including without limitation, corporate or other business records and books, computer records whether on tape, disc or otherwise stored, blueprints, surveys, architectural or engineering drawings, plans and specifications, licenses, governmental approvals, franchises, permits, payment and performance bonds, tax refund claims, agreements with utility companies, together with any deposits, prepaid fees and charges paid thereon and trade secrets and other proprietary information owned by Mortgagor, such as trademarks, copyrights and patents;

                           (v)      all Leases and Rents (to the extent same are
not deemed to be real property);

                           (vi)     all judgments, awards of damages and
settlements from any condemnation or eminent domain proceedings regarding the Land, the Improvements or any of the Mortgaged Property;

                           (vii)    all insurance policies required by this
Mortgage, the unearned premiums therefor and all loss proceeds thereof;

                           (viii)   all construction contracts, architectural
contracts, service contracts, engineering contracts, contracts for purchase and sale of any of the Mortgaged Property, equipment leases, monies in escrow accounts, reservation agreements, prepaid expenses, deposits and down payments with respect to the sale or rental of any of the Mortgaged Property, options and agreements with respect to additional real property for use or development of the Mortgaged Property (including any rights of first refusal to purchase lands adjacent to the Mortgaged Property), end-loan commitments, abstracts of title, all brochures, advertising materials, condominium documents and prospectuses; and

                           (ix)     all proceeds, products, replacements,
additions, betterments, extensions, improvements, substitutions, renewals and accessions of any and all of the foregoing.

                  (cc) RENTS: All rents, revenues, rental income and profits from leases, franchises, concessions or licenses of or on any part of the Mortgaged Property.

         I.2 RULES OF CONSTRUCTION. The use of any gender shall include all other genders. The singular shall include the plural and the plural shall include the singular. The word "or" is not exclusive and the use of the word "and" may be conjunctive or disjunctive in the sole and absolute discretion of Mortgagee. The captions of Articles, Sections and Subsections of this Mortgage are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth herein.

         I.3 SECURITY AGREEMENT. This Mortgage constitutes a "Security Agreement" within the meaning of and shall create a security interest under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida, with respect to the Fixtures, Leases, Rents and Personal Property. A carbon, photographic or other reproduction of this Mortgage or of any financing statement shall be sufficient as a financing statement. The debtor's principal place of business and the secured party's address is set forth in the introduction to this Mortgage.


                                   ARTICLE II

                                      GRANT

         II.1 GRANT. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to secure the payment, observance, performance and discharge of the Obligations, Mortgagor does by these presents give, transfer, grant, bargain, sell, alien, remise, release, assign, mortgage, hypothecate, deposit, pledge, set over, confirm, convey and warrant unto Mortgagee all estate, right, title and interest of Mortgagor in and to the Mortgaged Property, whether now owned or held or hereafter acquired by Mortgagor, subject, however, to the Permitted Title Exceptions, to have and to hold the Mortgaged Property unto Mortgagee, its successors and assigns forever.

         II.2 CONDITION OF GRANT. Subject to the provisions of this Mortgage, the condition of these presents is such that if Mortgagor shall pay, observe, perform and discharge the Obligations, or cause same to be paid, observed, performed and discharged in strict accordance with the terms thereof, then this Mortgage and the estates, interests, rights and assignments granted hereby shall be null and void, but otherwise shall remain in full force and effect.

         II.3 SUBROGATION. The Mortgagee is hereby subrogated to the claims and liens of all parties whose claims or liens are fully or partially discharged or paid with the proceeds of the indebtedness secured by this Mortgage notwithstanding that such claims or liens may have been canceled and satisfied of record.

                                   ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

         III.1 ASSIGNMENT. The Mortgagor does hereby absolutely and unconditionally assign and transfer to Mortgagee all of Mortgagor's estate, right, title and interest in and to the Leases and Rents, to have and to hold the Leases and Rents unto Mortgagee, its successors and assigns forever. From time to time, upon request of Mortgagee, Mortgagor shall give further evidence of this assignment to Mortgagee by executing and delivering to Mortgagee specific assignments of the Leases and Rents, in form and content approved by Mortgagee. All such specific assignments shall be of the same dignity and priority as this Mortgage. From time to time, upon request of Mortgagee, Mortgagor shall also execute and deliver to Mortgagee any notification to tenants or other document reasonably required by Mortgagee.

         III.2 PAYMENT OF RENTS TO MORTGAGOR, AS TRUSTEE, UNTIL DEFAULT. So long as no Event of Default has occurred, Mortgagor may, as trustee for the use and benefit of Mortgagee, collect, receive and accept the Rents as they become due and payable (but in no event for more than two (2) months in advance); provided, however, that if the Rents exceed the payments due under the Note, the Mortgagor may use such excess, first, for the operation and benefit of the Mortgaged Property and, second, for the general benefit of the Mortgagor. Upon the occurrence of an Event of Default Mortgagee may, at its option, remove the Mortgagor as trustee for the collection of the Rents and appoint any other person including, but not limited to, itself as a substitute trustee to collect, receive, accept and use all such Rents in payment of the Obligations, in such order as Mortgagee shall elect in its sole and absolute discretion, whether or not Mortgagee takes possession of the Mortgaged Property. Mortgagor hereby directs each of the respective tenants under the Leases, and any rental agent, to pay to Mortgagee all such Rents, as may now be due or shall hereafter become due, upon demand for payment thereof by Mortgagee without any obligation on the part of any such tenant or rental agent to determine whether or not an Event of Default has in fact occurred. Upon an Event of Default, the permission hereby given to Mortgagor to collect, receive and accept such Rents as trustee shall terminate; however such permission shall be reinstated upon a cure of the Event of Default with Mortgagee's specific written consent. Further, upon the event of a Default, Mortgagor shall immediately turn over to Mortgagee all Rents in the actual or constructive possession of Mortgagor, its affiliates, contractors, or its agents, together with an accounting thereof. Exercise of Mortgagee's rights under this Section, and the application of any such Rents to the Obligations, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative and in addition to all other rights and remedies of Mortgagee.

         III.3 PERFORMANCE UNDER LEASES. Mortgagor covenants that it shall, at its sole cost and expense, (a) duly and punctually perform and discharge, or cause to be performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under the Leases, (b) use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases, (c) promptly notify Mortgagee if Mortgagor receives any notice from a tenant claiming that Mortgagor is in default under a Lease and (d) appear in and defend any action or proceeding arising under or in any manner connected with the Leases.

         III.4 LEASES IN GOOD STANDING. All Leases are in full force and effect, and there are no defaults thereunder or any defenses or offsets thereto on the part of any tenant.

         III.5 PROVISIONS OF LEASES AND APPROVAL OF TENANTS. All Leases shall be inferior and subordinate to the lien of this Mortgage and the terms of each Lease shall so expressly provide. Mortgagor covenants that all Leases hereafter entered into by Mortgagor shall be in form and substance satisfactory to Mortgagee. Further, the Mortgagee specifically reserves the right to approve all proposed tenants, and any assignee or sublessee of any existing tenant.

         III.6 TERMINATION OR MODIFICATION. Mortgagor covenants that it shall not, without the prior express written consent of Mortgagee, enter into a Lease, or materially modify, terminate, or consent to the cancellation or surrender of any Lease, or permit any tenant under any Lease to assign or sublet its rights thereunder.

         III.7 NO OBLIGATION OF MORTGAGEE. This Assignment shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property nor shall it obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Mortgagor under any Lease.

         III.8 CUMULATIVE REMEDIES. Each and every right, remedy and power granted to Mortgagee by this Article shall be cumulative and in addition to every other right, remedy and power given by the Loan Documents and now or hereafter existing in equity, at law, or by virtue of statute or otherwise. The failure of Mortgagee to avail itself of any of its rights, remedies and powers shall not be construed or deemed to be a waiver thereof.

         III.9 NOTIFICATION OF MORTGAGEE'S RIGHTS. Mortgagee shall have the right, but not the obligation, at any time and from time to time, to notify any tenant under any Lease of the rights of Mortgagee as provided in this Article III and Mortgagor, upon demand from Mortgagee, shall confirm to such tenant the existence of such rights.

         III.10 ATTORNEY-IN-FACT. To further effectuate Mortgagee's rights under this Article III, Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to (i) collect and receive the Rents and to issue receipts therefor, (ii) to make, enter into, extend, modify, amend, terminate, consent to the cancellation or surrender of any Lease, or permit any tenant to assign or sublet its rights thereunder, (iii) to execute, acknowledge and deliver any and all instruments and documents that Mortgagee may deem necessary or proper to implement its rights as provided in this Article III, and (iv) to perform and discharge any and all obligations and undertakings of Mortgagor under any Lease.

         III.11 OTHER ASSIGNMENTS. Mortgagor shall not further assign or transfer the Leases or Rents except in favor of Mortgagee as provided in this
Article III, and shall not create or permit to be created or to remain, any mortgage, pledge, lien, encumbrance, claim, or charge on the Leases or Rents. Any transaction prohibited under this Section shall be null and void.

         III.12 SECTION 697.07 OF THE FLORIDA STATUTES. The assignments of Leases and Rents contained in this Mortgage are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to ss. 697.07 of the FLORIDA STATUTES (hereinafter "ss. 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver as provided in Article VIII, Section 8.1(e) herein, nor shall any provision in this Section 3.12 diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth in
Article VIII, Section 8.1(e) herein. In addition, this assignment shall be fully operative without regard to value of the Mortgaged Property or without regard to the adequacy of the Mortgaged Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under ss. 697.07. Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turnover of rents by Mortgagee, together with any rights under ss. 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         IV.1 REPRESENTATIONS AND WARRANTIES. Mortgagor hereby represents and warrants to Mortgagee that:

                  (a) ORGANIZATION, CORPORATE POWER, PARTNERSHIP POWER, ETC. Mortgagor (i) if a corporation, (A) is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation,
(B) has the corporate power and authority to own its properties and to carry on its business as now being conducted, and all of its issued and outstanding stock is fully paid and nonassessable, (C) is qualified to do business in the State of Florida, (D) is in compliance with all Governmental Requirements, and (E) has not amended or modified its articles or certificate of incorporation or its bylaws except as previously disclosed in writing to Mortgagee prior to the execution hereof.

                  (b) VALIDITY OF LOAN DOCUMENTS. (i) The execution, delivery and performance by Mortgagor of the Loan Documents, and the borrowing evidenced by the Note, (A) are within the powers and purposes of Mortgagor, (B) have been duly authorized by all requisite action of Mortgagor, (C) do not require the approval of any Governmental Authority, and (D) will not violate any Governmental Requirement, the articles of incorporation and bylaws or the partnership agreement of Mortgagor or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (ii) the Loan Documents, constitute the legal, valid and binding obligations of Mortgagor and other obligors named therein, if any, in accordance with their respective terms.

                  (c) FINANCIAL STATEMENTS. All balance sheets, statements of profit and loss, and other financial data that have been given to Mortgagee with respect to the Mortgagor and the Guarantor, (i) are complete and correct in all material respects, (ii) accurately present the financial condition of said parties as of the dates, and the results of its or their operations, for the periods for which the same have been furnished, and (iii) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby; all balance sheets disclose all known liabilities, direct and contingent, as of their respective dates; and there has been no change in the condition of the Mortgagor or the Guarantor, financial or otherwise, since the date of the most recent financial statements given to Mortgagee with respect to said parties, other than changes in the ordinary course of business, none of which changes has been materially adverse.

                  (d) OTHER AGREEMENTS. Mortgagor is not a party to any agreement or instrument materially and adversely affecting it or its present or proposed businesses, properties or assets, operation or condition, financial or otherwise, and Mortgagor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.

                  (e) OTHER INFORMATION. All other information, including reports, financial statements, certificates, papers, data and otherwise, given and to be given to Mortgagee with respect (i) to Mortgagor or any Guarantor,
(ii) to the Loan and (iii) to others obligated under the terms of the Loan Documents, are true, accurate and correct in all material respects and complete.

                  (f) TITLE. Mortgagor is indefeasibly seized of and has and will have good and marketable fee simple title to the Land and Improvements free and clear of any and all mortgages, liens, encumbrances, claims, charges, equities, covenants, conditions, restrictions, easements, rights-of-way and all other matters affecting the Land and Improvements, whether or not of record, except for the Permitted Title Exceptions. Mortgagor has and will have good, absolute and marketable title to the Fixtures and Personal Property all free and clear of any and all liens, charges, encumbrances, security interests and adverse claims whatsoever, except those in favor of Mortgagee. Mortgagor will preserve its title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever.

                  (g) NO VIOLATIONS. No Governmental Requirement (including, but not limited to, 21 U.S.C.ss.ss.811 and 881, and 18 U.S.C. ss.1961), and no covenant, condition, restriction, easement or similar matter affecting the Land or Improvements has been violated, and Mortgagor has not received any notice of violation from any Governmental Authority or any other person with respect to any of the foregoing matters.

                  (h) TAXES. Mortgagor has filed all federal, state, county and municipal income tax returns required to have been filed by it, and has paid all taxes that have become due pursuant to such returns, pursuant to any assessments received by it or pursuant to law, and Mortgagor does not know of any basis for additional assessment with respect to such taxes or additional taxes. The Land is (or will be prior to the issuance of the first tax bill coming due after the date of this Mortgage) assessed separately from all other adjacent land for the purposes of real estate taxes and there is no intended public improvements which may involve any charge being levied or assessed, or which may result in the creation of any lien upon the Mortgaged Property.

                  (i) LITIGATION. There are no judgments outstanding against Mortgagor and there is no action, suit, proceeding, or investigation now pending (or to the best of Mortgagor's knowledge after diligent inquiry, threatened) against, involving or affecting Mortgagor or the Mortgaged Property, or any part thereof, at law, in equity or before any Governmental Authority that if adversely determined as to the Mortgaged Property or as to Mortgagor would result in a material adverse change in the business or financial condition of the Mortgagor or Mortgagor's operation and ownership of the Mortgaged Property, nor is there any basis for such action, suit, proceeding or investigation.

                  (j) UTILITIES. There is available to the Land and Improvements through public or private easements or rights-of-way abutting or crossing the Land (which would inure to the benefit of Mortgagee in case of enforcement of this Mortgage) a water supply and a sanitary sewer service approved by all health and other authorities having jurisdiction, and electric, gas (if applicable) and telephone service, all of sufficient capacity to serve the needs of the Land and Improvements according to their intended purpose.

                  (k) CONDITION OF MORTGAGED PROPERTY. The Mortgaged Property or any part thereof, now existing, is not damaged or injured as a result of any fire, explosion, accident, flood or other casualty. The Improvements, if any, as of the date of this Mortgage, are free of any defects in material, structure and construction and do not violate any Governmental Requirements. There is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Mortgaged Property or that would adversely affect the use or the operation of the Mortgaged Property.

                  (l) ZONING. The Land is zoned so as to permit the Land and Improvements to be used for their intended purpose.

                  (m) NO DEFAULT. No default or Event of Default exists under any of the Loan Documents; and no event has occurred and is continuing which, with notice or the lapse of time, or both, would constitute a default under any provision thereof.

                  (n) FICTITIOUS NAME STATUTE. Mortgagor, if applicable, has duly complied with all of the requirements of the Florida Fictitious Name Statute.

                  (o) JUNIOR MORTGAGE. No Junior Mortgage, if any, existing as of the date hereof requires the consent of any of the holders thereof to the Loan, the execution and delivery of the Loan Documents, or to any transaction contemplated under the Loan Documents. All Junior Mortgages existing as of the date hereof, if any, are in good standing, all principal, interest and other payments due thereunder have been paid in accordance with the terms thereof, there is no default thereunder and no event has occurred which with due notice or the lapse of time, or both, would constitute a default thereunder.

                  (p) ENVIRONMENTAL CONTAMINATION/HAZARDOUS MATERIAL. Mortgagor and the Mortgaged Property are in full compliance with all Environmental Laws, and there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, investigations, or proceedings pending or threatened against the Mortgagor or the Mortgaged Property relating in any way to any Environmental Law or any agreement, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. There have never been nor are there currently any Hazardous Material located on, in, or under the Mortgaged Property or used in connection therewith, and neither Mortgagor nor any other person has ever used the Mortgaged Property for the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, emission, discharge or release of any Hazardous Material. No notice or advice has been received by Mortgagor of any condition or state of facts that would be contributing to a claim of pollution or any other damage to the environment by reason of the conduct of any business on the Mortgaged Property or operation of the Mortgaged Property, whether past or present.

                  (q) FACILITIES FOR HANDICAPPED: The Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, and to the extent applicable,
Part V of the Florida Building Construction Standards Act entitled "Accessibility by Handicapped Persons", Chapter 553, FLORIDA STATUTES; the Federal Architectural Barriers Act of 1988 (42 U.S.C. ss.4151, ET SEQ.), The Fair Housing Amendment Act of 1988 (42 U.S.C. ss.3601, ET SEQ.), The Americans With Disabilities Act of 1990 (42 U.S.C. ss.12101 ET SEQ.), and The Rehabilitation Act of 1973 (29 U.S.C. ss.794).

                  (r) REPRESENTATIONS AND WARRANTIES IN OTHER LOAN DOCUMENTS. All of the representations and warranties contained in the other Loan Documents are true and correct.

Notwithstanding anything contained herein to the contrary, as to the representations and warranties contained in subsections (f) through and including (q), all of such representations and warranties are made only to the best knowledge of the Mortgagor. For purposes of this Mortgage, the phrase "the best knowledge of Mortgagor" shall be deemed to mean the actual knowledge or present recollection of the following current officers of Mortgagor: Ronald S. DeFerrari, Ronald H. DeFerrari, Stacy L. Wagner, Edmond A. Richards and Jay Sasserath.

         IV.2 RELIANCE ON REPRESENTATIONS. The Mortgagor acknowledges that the Mortgagee has relied upon the Mortgagor's representations, has made no independent investigation of the truth thereof, is not charged with any knowledge contrary thereto that may be received by an examination of the public records in Tallahassee, Florida and wherein the Land is located, or that may have been received by any officer, director, agent, employee or shareholder of Mortgagee.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         V.1 PAYMENT AND PERFORMANCE. Mortgagor shall promptly pay and punctually perform, or shall cause to be promptly paid and punctually performed, all of the Obligations as and when due and payable.

         V.2 EXISTENCE. Mortgagor shall preserve and keep in full force and effect its existence, rights, franchises, trade names and qualification to transact business in the State of Florida.

         V.3 COMPLIANCE WITH LAWS. Mortgagor shall promptly and faithfully comply with, conform to and obey all Governmental Requirements and the rules and regulations now existing or hereafter adopted by every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, that may be applicable to Mortgagor or to the Mortgaged Property or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property, whether or not such Governmental Requirement or rule or regulation shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property.

         V.4      IMPOSITIONS.

                  (a) Mortgagor shall pay all Impositions on the Mortgaged Property and all taxes levied or assessed upon this Mortgage, the Note and the Obligations, or any of them. In the event of the passage, after the date of this Mortgage, of any law (i) making it illegal for the Mortgagor to pay the whole or any part of the Impositions, or charges or liens herein required to be paid by Mortgagor, or (ii) rendering the payment by Mortgagor of any and all taxes levied or assessed upon this Mortgage, the Note, or the Obligations or the interest in the Mortgaged Property represented by this Mortgage unlawful, or
(iii) rendering the covenants for the payment of the matters set forth in Subparts (i) and (ii) of this Subsection by Mortgagor legally inoperative, the Mortgagor shall pay, upon demand, the entire unpaid Obligations notwithstanding anything in the Note, this Mortgage, or the other Loan Documents to the contrary.

                  (b) Mortgagor shall pay all ad valorem taxes on the Mortgaged Property on or before December 1st of each year in which they become a lien on the Mortgaged Property, and shall deliver to Mortgagee tax receipts evidencing said payment on or before December 31 of each year. Mortgagor shall also deliver to Mortgagee receipts evidencing the payment of all other Impositions within thirty (30) days after same become due and payable or before same shall become delinquent, whichever is sooner.

         V.5 INSURANCE. Until the Obligations shall have been fully discharged by Mortgagor, Mortgagor shall cause to be maintained, at Mortgagor's cost and expense, the following insurance coverages in full force and effect at all times throughout the term of the Loan:

                  (a) HAZARD INSURANCE. Mortgagor shall keep the Improvements and all Personal Property which now or hereafter may constitute part of the Mortgaged Property insured at all times against loss or damage by fire and other hazards included within the term "all risk" or "extended coverage" and against such other hazards as Mortgagee may require in the full insurable value thereof (or such lesser amount as Mortgagee may authorize in writing), with an insurer satisfactory to Mortgagee. Such policy shall include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement and a Sinkhole Endorsement, if deemed necessary by Mortgagee.

                  (b) LIABILITY INSURANCE. Mortgagor will obtain and keep in full force a "Broad Form Comprehensive General Liability" insurance coverage for both Mortgagor and any contractor performing services to the Mortgaged Property in the minimum coverage amount of One Million Dollars ($1,000,000.00) per occurrence and combined single limit ("CSL") of Five Million Dollars ($5,000,000.00) if the Loan amount is less than $10,000,000.00 or CSL of Ten Million Dollars, ($10,000,000.00) if the Loan amount is $10,000,000.00 or greater.

                  (c) FLOOD INSURANCE. If at any time the Land or any portion thereof is located in a "Flood Hazard Area" pursuant to the Flood Disaster Protection Act of 1973 or any successor or supplemental act thereto, flood insurance in the maximum amount available or such other amount as Mortgagee may reasonably request.

                  (d) BUILDER'S RISK INSURANCE. If at any time Mortgagor shall construct any Improvements on the Mortgaged Property, an "All risk", non-reporting, completed value builder's risk insurance policy, which policy shall include Agreed Amount, Replacement Cost, Permit to Occupy and Vandalism/Malicious Mischief Endorsements.

                  (e) OTHER INSURANCE. Boiler and machinery insurance, worker's compensation insurance, wind damage insurance, and other insurance coverages as Mortgagee may reasonably require.

         The policy or policies of insurance shall (i) be from companies and in coverage amounts acceptable to Mortgagee, (ii) contain a standard mortgagee clause in favor of Mortgagee naming Mortgagee as a mortgagee and including a lender's loss payee clause in such policy, as applicable (iii) not be terminable or modified without thirty (30) days' prior written notice to Mortgagee, and
(iv) be evidenced by evidence certificates or other certificates deemed acceptable to Mortgagee, to be held by Mortgagee until the Obligations shall have been fully paid and discharged. Mortgagor shall furnish Mortgagee satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

         Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Mortgagee at:

                  P.O. Box 40329
                  Jacksonville, Florida  32203-0329

         V.6      RESTORATION FOLLOWING CASUALTY.

                  (a) If all or any part of the Mortgaged Property shall be damaged or destroyed by a casualty, Mortgagor shall immediately give written notice thereof to Mortgagee and the appropriate insurer, and Mortgagee is authorized and empowered (but not obligated or required) to make proof of loss and to settle, adjust or compromise any claims for loss, damage or destruction under any policies of insurance required under this Mortgage. All proceeds of insurance, as provided in Section 5.5, shall be paid to Mortgagee and shall be applied first to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in obtaining such proceeds, and second, at the option of Mortgagee, either to the payment of the Obligations whether or not due, in such order as Mortgagee may elect, or to the restoration, repair, or replacement of the Mortgaged Property. If Mortgagee elects to apply the insurance proceeds to the restoration, repair or replacement of the Mortgaged Property, such proceeds shall be disbursed to Mortgagor as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Mortgagee in its sole discretion, and Mortgagor shall promptly and diligently, regardless of whether there shall be sufficient insurance proceeds therefor, restore, repair and rebuild the Mortgaged Property to the equivalent of its condition immediately prior to the casualty. During the period of restoration and repair, Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations. The election by Mortgagee to apply the insurance proceeds to the restoration, repair or replacement of the Mortgaged Property shall not affect the lien of this Mortgage or affect or reduce the Obligations.

                  (b) If all or any of the Mortgaged Property shall be damaged or destroyed by a casualty not covered by insurance under Section 5.5, or, if so covered, the insurer fails or refuses to pay the claim within thirty
(30) days following the filing thereof, Mortgagor shall immediately give written notice thereof to Mortgagee, and Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense, restore, repair and rebuild the Mortgaged Property to the equivalent of its condition immediately prior to the casualty. During the period of restoration and repair, Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations.

                  (c) If any work required to be performed under Subsections (a) or (b) above, or both, shall involve an estimated expenditure of more than $25,000.00, no such work shall be undertaken until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

         V.7      CONDEMNATION.

                  (a) Mortgagor shall immediately notify Mortgagee upon obtaining any knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any part thereof.

                  (b) If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any Governmental Authority and any transfer by private sale in lieu thereof, either temporarily or permanently), Mortgagee at its option may declare all of the unpaid Obligations to be immediately due and payable, and upon ten (10) days written notice from Mortgagee to Mortgagor all such Obligations shall immediately become due and payable as fully and to the same effect as if such date were the date originally specified for the final payment or maturity thereof. The Mortgagee shall be entitled to all compensation, awards and other payments resulting from such condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Mortgagor to Mortgagee and shall, be applied first to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with any action or proceeding under this Section 5.7, and second, at the option of Mortgagee, either to the payment of the Obligations whether or not due, in such order as Mortgagee may elect, or to the restoration, repair or alteration of the Mortgaged Property. If Mortgagee elects to apply the condemnation awards to the restoration, repair or alteration of the Mortgaged Property, such awards shall be disbursed to Mortgagor as work progresses pursuant to a construction and disbursing agreement in form and content satisfactory to Mortgagee in its sole discretion, and Mortgagor shall promptly and diligently, regardless of whether there shall be sufficient condemnation awards therefor, restore, repair and alter the Mortgaged Property in a manner satisfactory to Mortgagee. During the period of restoration, repair and alteration, the Mortgagor shall continue to duly and promptly pay, perform, observe and comply with all of the Obligations. The election by Mortgagee to apply the condemnation awards to the restoration, repair or alteration of the Mortgaged Property shall not affect the lien of this Mortgage or affect or reduce the Obligations. If any restoration, repair or alteration of the Mortgaged Property shall involve an estimated expenditure of more than $25,000.00, same shall not be commenced until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, have been submitted to and approved by Mortgagee.

         V.8      MORTGAGOR'S RIGHT TO REBUILD THE MORTGAGED PROPERTY.

                  (a)      Notwithstanding the provisions of Sections 5.6 and
5.7 hereof to the contrary, in the event that any portion or portions of the Mortgaged Property are damaged or destroyed by fire or by any other casualty, or are the subject of a "de minimis" (for purposes of this Section 5.8, the term "de minimis" shall mean an amount, as determined by Mortgagee in its sole discretion, which does not adversely affect the actual use of the Improvements) condemnation, and such damage, destruction, or condemnation results in the need for repair, rebuilding, or restoration work to be performed on the Mortgaged Property (such repair, rebuilding, or restoration is referred to herein as the "Work"), Mortgagee shall allow Mortgagor to use the amount by which the proceeds of all insurance policies, judgments, settlements, or awards collected with respect to such damage, destruction, or condemnation (except such amounts as are attributable to a loss of rents) exceed the cost, if any, to Mortgagee for the recovery of such proceeds (said net amount is defined herein as the "Reconstruction Funds"), to perform the Work, so long as the following conditions have been met:

                           (i)      No Event of Default exists hereunder, under
the Note, or under any other of the Loan Documents;

                           (ii)     Mortgagor shall have delivered evidence
satisfactory to Mortgagee that the Improvements may be reconstructed in accordance with all applicable zoning and building codes, and all rules, regulations, and ordinances of Governmental Authorities and that, upon completion of the Work, the condition of the Improvements will be at least equal in value and general utility to that which existed immediately prior to such casualty or condemnation;

                           (iii)    Mortgagor shall have delivered evidence
satisfactory to Mortgagee that sufficient funds, including the Reconstruction Funds, are available to perform the Work and that the Work is capable of completion prior to the then effective maturity date of the Note; and

                           (iv)     Mortgagee shall be satisfied, in its sole
discretion, that the work can be completed and the Improvements can be ready for occupancy at least three (3) months prior to the maturity of the Loan;

                           (v)      All parties having existing or expected
possessory interest in the Property agree in a manner satisfactory to Mortgagee that they will continue or extend their intent and arrangements for the contract terms then in effect following the work;

                           (vi)     All parties having operating, management, or
franchise interest in, and arrangement concerning the Property agree that they will continue their interest and arrangements for the contract terms then in effect following the work; and

                           (vii)    Mortgagee shall be satisfied that it will
not incur any liability to any other person as a result of such use or release of insurance proceeds.

                  (b) In the event that the conditions set forth in Section 5.8(a) above are satisfied, Mortgagee shall make the Reconstruction Funds available to Mortgagor for the Work only under the following procedures, terms, and conditions:

                           (i)      Mortgagor shall execute and deliver to
Mortgagee a copy of a contract with a licensed contractor acceptable to Mortgagee setting forth a fixed price for the Work and a completion date acceptable to Mortgagee;

                           (ii)     Mortgagor shall demonstrate to Mortgagee
that the Reconstruction Funds are at least equal to the fixed price of the Work as set forth in said contract or shall deposit with Mortgagee funds in the amount by which such fixed price exceeds the Reconstruction Funds;

                           (iii)    The Work shall be supervised by an architect
or engineer and performed in accordance with plans and specifications prepared by such architect or engineer and approved by Mortgagee;

                           (iv)     The Reconstruction Funds, plus any
additional funds deposited by Mortgagor, shall be received and held by Mortgagee and disbursed in accordance with the terms and conditions used by Mortgagee in connection with the a loan disbursing agreement to be prepared by Mortgagee and Mortgagor's expense, and Mortgagor shall reimburse Mortgagee for costs and expenses incurred in connection with such disbursements;

                           (v)      Upon completion of and final payment for the
Work, any remaining Reconstruction Funds shall, at the option of Mortgagee, be applied to the Obligations in such order as Mortgagee shall elect or paid over to Mortgagor; provided, however, that in either event, any remaining additional funds deposited by Mortgagor for excess costs shall be refunded to Mortgagor; and

                           (vi)     Mortgagor shall otherwise comply with the
terms and conditions of this Mortgage and the other Loan Documents during the performance of the Work.

                  (c) In the event any one or more of the conditions set forth in Subsection 5.8(a) and 5.8(b) above is not satisfied, Mortgagee may elect, in its sole discretion, to apply the Reconstruction Funds against the balance of the Obligations, whether or not due, in such manner as Mortgagee shall elect.

                  (d) If an Event of Default shall occur hereunder, or if Mortgagor shall fail diligently to pursue and complete the Work, Mortgagee may, in its sole discretion, apply any undisbursed Reconstruction Funds and any of Mortgagor's deposits against the balance of the Obligations, whether or not due, in such manner as Mortgagee shall elect.

         V.9 TAX AND INSURANCE ESCROW. Supplementing the provisions of Sections 5.4 and 5.5 hereof, and if required by Mortgagee, Mortgagor shall pay to Mortgagee on the payment date of installments of interest as provided in the Note, together with and in addition to such installments of interest, an installment of the Impositions and insurance premiums for such insurance as is required hereunder, next due on the Mortgaged Property in an amount sufficient, as estimated by Mortgagee, to accumulate the sum required to pay such Impositions and insurance, as applicable, thirty (30) days prior to the due date thereof. Amounts held hereunder shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Mortgagee, and no interest shall be payable with respect thereto. Upon demand of Mortgagee, Mortgagor shall deliver to Mortgagee, within ten (10) days after such demand, such additional money as is necessary to make up any deficiencies in the amounts necessary to enable Mortgagee to pay such Impositions and insurance premiums when due. In case of an Event of Default, Mortgagee may apply any amount under this Section remaining to Mortgagor's credit to the reduction of the Obligations, at such times and in such manner as Mortgagee shall determine. Notwithstanding anything contained herein to the contrary, Mortgagee will not enforce its rights to require an escrow hereunder unless an Event of Default has occurred or if a material adverse change in the financial condition of Mortgagor shall occur.

         V.10 REPAIR. Mortgagor shall keep the Mortgaged Property in good order and condition and make all necessary or appropriate repairs and replacements thereof and betterments and improvements thereto, ordinary and extraordinary, foreseen and unforeseen, and use its best efforts to prevent any act that might impair the value or usefulness of the Mortgaged Property.

         V.11 INSPECTION. Mortgagor shall permit Mortgagee and its agents to inspect the Mortgaged Property at any time during normal business hours and at all other reasonable times.

         V.12 CONTEST OF TAX ASSESSMENTS, ETC. After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of (a) any of the Governmental Requirements referred to in Section 5.3, or (b) any Imposition; provided that: (i) in the case of any unpaid Imposition, such proceedings shall suspend the collection thereof from Mortgagor and from the Mortgaged Property, (ii) the Mortgaged Property or any part thereof will not be in danger of being sold, forfeited, terminated, canceled or lost, (iii) the use of the Mortgaged Property or any part thereof for its present or future intended purpose or purposes will not be interrupted, lost or terminated, (iv) Mortgagor shall have set aside adequate reserves with respect thereto, and (v) Mortgagor shall have furnished such security as may be required in the proceedings or as may be reasonably requested by Mortgagee.

         V.13     EXPENSES.

                  (a) Mortgagor shall pay all costs and expenses in connection with the Loan and the preparation, execution, and delivery of the Loan Documents including, but not limited to, fees and disbursements of counsel appointed by Mortgagee, and all recording costs and expenses, documentary stamp tax and intangible tax on the entire amount of funds disbursed under the Loan, and other taxes, surveys, appraisals, premiums for policies of title and other insurance and all other fees, costs and expenses, if any, set forth in the Commitment, the Loan Agreement, or otherwise connected with the Loan transaction.

                  (b) Mortgagor shall pay or reimburse Mortgagee for all costs, charges, expenses, and reasonable attorneys' fees paid or incurred by Mortgagee pursuant to this Mortgage including but not limited to those costs, charges, expenses and fees paid or incurred for the payment of the Impositions, insurance, completion of construction, repairs, appraisal fees, environmental assessment fees, or any other fees paid or incurred in any action, proceeding or dispute of any kind in which Mortgagee is a party because of any Obligation not being duly and promptly performed or being violated, including, but not limited to, the foreclosure or other enforcement of this Mortgage, any condemnation or eminent domain action involving the Mortgaged Property or any part thereof, any action to protect the security hereof, or any proceeding in probate, reorganization, bankruptcy, arbitration, or forfeiture in rem. All such amounts paid or incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee, shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice or demand therefor.

                  (c) Any reference in this Mortgage to attorneys' or counsels' fees paid or incurred by Mortgagee shall be deemed to include paralegals' fees and legal assistants' fees. Moreover, wherever provision is made herein for payment of attorneys' or counsels' fees or expenses incurred by the Mortgagee, said provision shall include, but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment.

         V.14 PRESERVATION OF AGREEMENTS. Mortgagor shall preserve and keep in full force and effect all agreements, approvals, permits and licenses necessary for the development, use and operation of the Mortgaged Property for its intended purpose or purposes.

         V.15 BOOKS AND RECORDS. The Mortgagor shall keep and maintain, at all times, full, true and accurate books of accounts and records, adequate to correctly reflect the cost, performance, maintenance or condition of the Mortgaged Property. Upon advance notice to Mortgagor, the Mortgagee shall have the right to examine such books and records and to make such copies or extracts therefrom as the Mortgagee shall require.

         V.16 ESTOPPEL AFFIDAVITS. Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal balance of, and interest on, the Obligations secured by this Mortgage, and whether or not any off-sets or defenses exist thereto.

         V.17 INDEMNIFICATION.

                  (a) Mortgagor shall at its own expense, and does hereby agree to, protect, indemnify, reimburse, defend and hold harmless Mortgagee and its directors, officers, agents, employees attorneys, successors and assigns from and against any and all liabilities (including strict liability), losses, suits, proceedings, settlements, judgments, orders, penalties, fines, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees, of any kind or nature (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of or by reason of (i) an incorrect legal description of the Land; (ii) any action, or inaction of Mortgagee in connection with the Note, this Mortgage, the other Loan Documents or the Mortgaged Property; (iii) the construction of any Improvements;
(iv) the use and operation of the Mortgaged Property; (v) any acts or omissions of Mortgagor or any other Person at, on or about the Mortgaged Property regarding the contamination of air, soil, surface waters or groundwaters over, on or under the Mortgaged Property; (vi) the presence, whether past, present or future, of any Hazardous Material on, in or under the Mortgaged Property; or
(vii) any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, cleanup, emission, discharge, seepage, spillage, leakage, release or threatened release of any Hazardous Material on, in, under or from the Mortgaged Property, in connection with Mortgagor's operations on the Mortgaged Property, or otherwise; all of the foregoing regardless of whether within the control of Mortgagee.

                  (b) The indemnifications of this Section 5.17 shall survive the full payment and performance of the Obligations and the satisfaction of this Mortgage.

         V.18 MORTGAGOR TO FURNISH FINANCIAL STATEMENTS. Mortgagor shall submit annual and interim financial statements and other accounting data as required in the Loan Agreement. Such statements shall include, at a minimum: a balance sheet; an income and expense statement; and a statement showing contingent liabilities. Each unaudited statement must contain a certification to Mortgagee of the statement's accuracy and completeness signed by an authorized officer or the individual, as applicable. Unless otherwise specified in the Loan Agreement, annual statements of business entities (including corporations) shall be audited and bear the unqualified opinion of an acceptable certified public accountant. The annual statements shall be submitted when required in the Loan Agreement, or if not specified then no later than April 30 of each year of the Loan term. Interim statements shall be submitted as required in the Loan Agreement.

         V.19 FURTHER ASSURANCES. Mortgagor, at its sole expense, upon the request of Mortgagee, shall execute, acknowledge and deliver such further instruments and do such further acts as may, in the opinion of the Mortgagee, be necessary, desirable, or proper to carry out more effectively the purpose of this Mortgage and to subject to the lien hereof any property intended by the terms hereof to be covered hereby, including, without limitation, any proceeds, renewals, additions, substitutions, replacements, products, betterments, accessions and appurtenances thereto and thereof.

         V.20     JUNIOR MORTGAGE(S) AND RIGHTS OF MORTGAGEE.

                  (a)      Mortgagor shall, with respect to any Junior Mortgage,
(i) promptly observe and perform all of the covenants and conditions contained in the Junior Mortgage, (ii) duly and promptly make all payments required by the terms of the Junior Mortgage, (iii) promptly notify Mortgagee in writing upon receipt by Mortgagor of any notice that Mortgagor is in default under the Junior Mortgage or that an event has occurred which with due notice or the lapse of time, or both, would constitute a default under the Junior Mortgage, and to promptly cause a copy of each such notice given by the holder thereof to be delivered to Mortgagee, and (iv) from time to time upon demand of Mortgagee submit evidence to Mortgagee that Mortgagor has maintained and is maintaining the Junior Mortgage in good standing. Upon receipt by Mortgagee of any such aforesaid notice, Mortgagee may rely thereon even though the existence of such default or the nature thereof may be questioned or denied by Mortgagor or by any party on behalf of Mortgagor.

                  (b) If Mortgagor fails to make any payment required under the Junior Mortgage as and when due, or fails to perform any condition, covenant, or term of the Junior Mortgage, then Mortgagee may on behalf of Mortgagor, but without obligation to do so, and without notice to and demand upon Mortgagor, and without releasing Mortgagor from any Obligation and without waiving any Event of Default hereunder, take any action Mortgagee deems necessary or desirable to prevent or cure any such default by Mortgagor, including, but without limitation, the right to pay any and all payments of principal and interest, insurance premiums, taxes and assessments and other sums due or to become due under the Junior Mortgage. Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee and its agents shall have the absolute and immediate right to enter upon the Land and the Improvements or any part thereof to such extent and as often as Mortgagee in its sole discretion deems necessary or desirable in order to prevent or cure any such default by Mortgagor. All payments and all costs and expenses incurred by Mortgagee in connection with any such prevention or cure (including, without limitation, reasonable attorneys' fees and expenses), together with interest thereon at the Default Rate from the date incurred by Mortgagee, shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice, demand, an attempt to collect same, or suit pending.

                  (c) Nothing in this Section 5.20 shall in any manner be construed as consent by Mortgagee to the further encumbering or mortgaging of the Mortgaged Property.

         V.21 FINANCING STATEMENTS. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements, continuation statements, and such further assurances as Mortgagee may from time to time consider reasonably necessary to create, perfect, preserve and maintain in full force and effect Mortgagee's lien upon the Fixtures, Leases, Rents and Personal Property; and, Mortgagee, at the expense of Mortgagor, may cause such statements and assurances to be recorded and rerecorded, filed and re-filed, in the name of Mortgagor, and Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to execute and file any and all financing statements.

         V.22     WITHHOLDING TAXES.

                  (a) If under any applicable law or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof, Mortgagor shall be required to make any withholding or deduction from any payment of the Obligations (whether of principal, interest or otherwise) to be made by or on behalf of Mortgagor to Mortgagee for or in respect of any present or future taxes, levies, imposts, duties, charges, or fees of any nature (excepting only Mortgagee's income taxes of the United States of America and its political subdivisions), the amount due to Mortgagee from Mortgagor in respect of such payment shall be increased to the extent necessary to ensure that after making such withholding or deduction and any withholdings or deductions required to be made in respect to any such increase, Mortgagee shall receive an amount equal to the amount which Mortgagee would have received had no such withholding or deduction been required to be made. In the event of any such withholding or deduction, Mortgagor shall deliver to Mortgagee forthwith after receipt thereof the official receipt or other official documentation evidencing the payment of the amount so withheld or deducted.

                  (b) If Mortgagor shall fail to make any withholding or deduction so required to be made, Mortgagee reserves the right to make payment thereof to the appropriate Governmental Authority. If Mortgagee makes such payment under any applicable law or regulation or if as a result of the interpretation thereof by any Governmental Authority charged with the administration thereof in respect of any such payment, whether of principal, interest or otherwise made or to be made by Mortgagor, Mortgagee shall be required to pay any tax, levy, impost, duty, charge or fee of any nature (excepting only Mortgagee's income taxes of the United States of America and its political subdivisions), Mortgagor shall and does hereby indemnify Mortgagee against and shall forthwith upon demand of Mortgagee pay to Mortgagee the amount of such payment, together with any interest, penalties, and expenses in connection therewith, and interest thereon at the Default Rate; and in the event any of the aforesaid amounts, interest, penalties or expenses shall be subject to withholding or deduction, the amount thereof shall be increased to the extent necessary to ensure that after making such withholding or deduction and any withholdings or deductions in respect of any such increase, Mortgagee shall receive an amount equal to the amount which Mortgagee would have received had no such withholding or deduction been required to be made.

                  (c) Any increased amount required to be paid by Mortgagor in accordance with the provisions of this Section 5.22 shall have the same character as the amount in respect of which such increased amount is determined, but shall not (i) if characterized as principal, be applied in reduction of the principal amount outstanding under the Obligations or (ii) if characterized as interest, be applied in reduction of accrued, unpaid interest under the Obligations.

         V.23 HAZARDOUS MATERIAL. Mortgagor hereby discloses to Mortgagee that in the course of conducting Mortgagor's business upon the Mortgaged Property, Mortgagor will use various chemicals in its manufacturing and assembly processes, some of which may constitute a Hazardous Material, such as by way of example, chlorine gas. Mortgagee hereby recognizes that such chemicals may be used in the ordinary course of Mortgagor's business operations upon the Property. Provided, however, that any such use, handling and storage of Hazardous Material must be in compliance with all Environmental Requirements and Environmental Laws, and shall not constitute a violation of such Environmental Requirements and Environmental Laws or this Mortgage.

                  (a) Mortgagor shall immediately notify Mortgagee orally and in writing (i) if Mortgagor becomes aware of the presence of any Hazardous Material or other environmental problem or liability on, in, under, released from or associated with the Mortgaged Property except as to Hazardous Material lawfully used by the Mortgagor in the ordinary course of Mortgagor's business operations on the Mortgaged Property, or (ii) if an Environmental Claim is then existing with respect to the Mortgaged Property. Mortgagor shall forthwith transmit to Mortgagee all information it has received with respect to the Environmental Claim.

                  (b) Mortgagor shall, at its own cost and expense, take any action necessary or advisable for the cleanup of any unlawfully used Hazardous Material on, in, under, released from or associated with the Mortgaged Property, including any removal, containment or remedial actions in accordance with all applicable Environmental Laws, and shall pay or cause to be paid all cleanup, administrative, enforcement and other costs, expenses or fines which may be asserted against Mortgagor, Mortgagee, the Mortgaged Property, or any other Person in connection therewith.

                  (c) Mortgagee shall have the right but not the obligation, and without any limitation of Mortgagee's other rights under this Mortgage, to enter onto the Mortgaged Property or to take any action as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Material or any Environmental Claim following receipt of any notice from any Person or Governmental Authority asserting the existence of any Hazardous Material or an Environmental Claim pertaining to the Mortgaged

Property or any part thereof which, if true, could result in an order, suit or other action against Mortgagor or Mortgagee which, in the sole opinion of Mortgagee, could jeopardize Mortgagee's security under this Mortgage. All costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand.

                  (d) Except as to Hazardous Material lawfully used by the Mortgagor in the ordinary course of Mortgagor's business operations on the Mortgaged Property, if Mortgagee shall have reason to believe that any other Hazardous Material affects the Mortgaged Property, or if required by any Governmental Authority or Governmental Requirement, or if any Environmental Claim is made or threatened, or if an Event of Default shall have occurred hereunder or under any of the Loan Documents, or if the lien of the Mortgage is foreclosed upon or upon a conveyance by deed in lieu of foreclosure wherein possession of the Mortgaged Property has been given to and accepted by the purchaser or grantee, then Mortgagor shall, within forty-five (45) days of Mortgagee's written request, cause to be prepared an environmental assessment of the Mortgaged Property and, if required by Mortgagee, an environmental assessment (as hereinafter defined) of the Mortgaged Property including Hazardous Material waste management practices and Hazardous Material waste disposal sites thereon. As used herein, the term "Environmental Assessment" means a report (including all drafts thereof) of an environmental assessment of the Mortgaged Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Mortgagee may request, by a consulting firm acceptable to Mortgagee, made in accordance with Mortgagee's established guidelines and at Mortgagor's sole cost and expense. Should Mortgagor fail to provide such Environmental Assessment within said forty-five (45) day period, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform and prepare same. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee. In the event Mortgagee causes an Environmental Assessment of the Mortgaged Property to be conducted, Mortgagee agrees to provide a copy of such Environmental Assessment to Mortgagor, upon Mortgagor's request.

         V.24 FINANCIAL REPORTS, ETC. Mortgagor shall, at Mortgagor's sole cost and expense, provide Mortgagee with any financial statements, financial reports, appraisals or other documentation with respect to Mortgagor or the Mortgaged Property which may be required from time to time by any Governmental Authority having regulatory authority over Mortgagee. Such information shall be provided by Mortgagor within thirty (30) days after written request from Mortgagee.

         V.25 APPRAISALS. In addition to the appraisals required by Mortgagee prior to closing of the Loan, updated appraisals shall be prepared at Mortgagor's expense when requested by Bank or when required in connection with any extension options in the Note. Such appraisals shall be prepared in accordance with written instructions from Mortgagee by a professional appraiser selected and engaged by Mortgagee. Mortgagor shall cooperate fully with the appraisal process and shall allow the appraisers reasonable access to the Mortgaged Property and its tenants. Notwithstanding anything contained herein to the contrary, Mortgagee shall not request updated appraisals pursuant to this Section unless: (a) an Event of Default has occurred, or (b) if required by any governmental law or regulation, or (c) no more than once in any calendar year, for good cause (i.e. Mortgagee has reason to believe the value of the Mortgaged Property has declined such that the Original Loan-to-Value Ratio [as defined below] is no longer maintained).

         V.26 REAPPRAISAL OF MORTGAGED PROPERTY. Mortgagor acknowledges that Mortgagee was induced to enter into the subject Loan transaction based upon a specific loan-to-value ratio (the "Original Loan-to-Value Ratio"). The Original Loan-to-Value Ratio was based upon the appraised value (the "Original Appraised Value") of the Mortgaged Property set forth in the appraisal Mortgagor submitted to Mortgagee prior to the closing of the subject Loan transaction. If any updated appraisal received by Mortgagee pursuant to Section 5.25 above reflects that the appraised value of the Mortgaged Property has decreased from the Original Appraised Value and if such decrease results in a loan-to-value ratio which is higher than the Original Loan-to-Value Ratio, Mortgagor shall within ten (10) days of Mortgagee's written request make a principal payment (the "Prepayment") under the Note in an amount sufficient to maintain the Original Loan-to-Value Ratio. Such Prepayment shall not entitle Mortgagor to a release of any of the Mortgaged Property.

         V.27 PERFORMANCE OF LOAN DOCUMENTS. Mortgagor shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under all of the Loan Documents.

         V.28 PERFORMANCE OF OTHER AGREEMENTS. Mortgagor shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under any Permitted Title Exception, or any other agreement of any nature whatsoever binding upon it with respect to the Mortgaged Property, including but not limited to that certain Agreement between Mortgagor and M.K.C., Inc. dated May 27, 1999 and the Assumption and Hold Harmless Agreement by Mortgagor, dated May 27, 1999, and executed in relation thereto, and all orders, settlement agreements and judgments referenced in said Agreements.

         V.29 LOAN AGREEMENT. Mortgagor shall fully, duly and promptly discharge each and every of its agreements contained in the Loan Agreement and comply with, abide by and perform all of the provisions and conditions thereof.

         V.30 INTEREST RATE SWAP PROTECTION AGREEMENTS. Mortgagor shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under any Interest Rate Protection Agreements. Mortgagor acknowledges that its obligations under any Interest Rate Protection Agreement are obligations secured by this Mortgage. Further, Mortgagor acknowledges and agrees that the occurrence of any event of default under any Interest Rate Protection Agreement shall be a default hereunder, and vice versa.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         VI.1 USE VIOLATIONS, ETC. Mortgagor shall not use the Mortgaged Property or allow the same to be used or occupied for any unlawful purpose or in violation of any Governmental Requirement or restrictive covenant covering, affecting or applying to the ownership, use or occupancy thereof, commit or permit or suffer any act to be done or any condition to exist on the Mortgaged Property or any article to be brought thereon that may be dangerous, or that may in any way increase any ordinary fire or other hazard, unless safeguarded as required by law, or that may, in law, constitute a nuisance, public or private.

         VI.2     CARE OF THE MORTGAGED PROPERTY.

                  (a) Mortgagor shall not commit or permit any waste, impairment, or deterioration of the Mortgaged Property, or (except as may be provided for in the Loan Agreement) perform any clearing, grading, filling or excavation of the Mortgaged Property, or make or permit to be made to the Mortgaged Property any alterations or additions that would have the effect of materially diminishing the value thereof (in Mortgagee's sole opinion) or take or permit any action that will in any way increase any ordinary fire or other hazard arising out of the construction or operation thereof.

                  (b) Mortgagor shall not, without the prior written consent of Mortgagee, remove, demolish or substantially alter, or permit the removal, demolition or substantial alteration of, any Improvements on the Land. In the event such consent is given and if any work to be performed shall involve an estimated expenditure of more than $25,000.00, no such work shall be undertaken until plans and specifications therefor, prepared by an architect satisfactory to Mortgagee, shall have been submitted to and approved by Mortgagee. Notwithstanding anything contained herein to the contrary, without the Mortgagee's prior approval, the Mortgagor shall be permitted to undertake or delegate to others the construction of the masonry wall and the landscaping along the east boundary of the Mortgaged Property required to be performed by the owner of the Mortgaged Property pursuant to that certain Settlement Agreement entered in Case No. 97-4079-CI8, Circuit Court, 6th Judicial Court, Pinellas County, Florida, recorded as Exhibit "A" to the Order Preliminarily Approving Settlement Agreement recorded in O.R. Book 10394, Page 1041, together with Final Judgment recorded in O.R. Book 10448, page 2122, of the Public Records of Pinellas County, Florida, provided, that in the course of performing such construction the Mortgagor complies with all laws, rules, regulations and ordinances and does not allow any construction liens to attach to or remain against the Mortgaged Property as a result of such work.

                  (c) Mortgagor shall not permit any of the Fixtures or Personal Property to be demolished or to be removed from the Land, without the prior written consent of Mortgagee. In the event such consent is given, the Mortgagee may require that said Fixture or Personal Property be replaced by an article of equal suitability and value, owned by Mortgagor free and clear of any vendor's lien, chattel mortgage, or security interest of any kind, except such as may be approved in writing by Mortgagee, and that such replacement article be encumbered by the lien of this Mortgage. Notwithstanding the foregoing, the Mortgagor may remove or demolish any Fixture or Personal Property without first obtaining the Mortgagee's prior written consent provided (i) the value of such article does not exceed in value at the time of disposition thereof $50,000.00 for any single item, or a total of $150,000.00 in any one year for all such items and (ii) that said article is replaced and subject to the lien of this Mortgage as aforesaid.

         VI.3     OTHER LIENS AND MORTGAGES.

                  (a) Mortgagor shall not, without the prior written consent of Mortgagee, create or permit to be created or to remain, any mortgage, pledge, construction lien or other lien, conditional sale or other title retention agreement, encumbrance, claim, or charge on (whether prior or subordinate to the lien of this Mortgage or the other Loan Documents) the Mortgaged Property or income therefrom, other than this Mortgage, the other Loan Documents and the Permitted Title Exceptions. Any transaction prohibited under this Section shall be null and void.

                  (b) Mortgagor shall not, without the prior written consent of Mortgagee, (i) enter into any agreement either oral or in writing, whereby any permitted Junior Mortgage is modified or amended in any manner whatsoever, (ii) permit the release of any guarantor or modification of any guaranty affecting any permitted Junior Mortgage, or (iii) incur any additional indebtedness secured thereby.

                  (c) Mortgagor shall not directly or indirectly, take, acquire, or permit to be taken or acquired by any other party, any interest whatsoever in any permitted Junior Mortgage without the prior written consent of Mortgagee.

         VI.4 TRANSFER OF MORTGAGED PROPERTY. Except as may otherwise be expressly permitted in the Loan Agreement (if any) executed in connection with this Mortgage, Mortgagor shall not sell, convey, or transfer or permit to be sold, conveyed or transferred any interest in the Mortgaged Property or any part thereof. A contract to deed or agreement for deed, or an assignment, pledge, or encumbrance of a beneficial interest in any land trust, or a lease for all or substantially all of the Land or Improvements shall constitute a transfer prohibited by the provisions of this Section and shall be null and void.

         VI.5 MORTGAGOR'S CERTIFICATE OF INCORPORATION AND PARTNERSHIP AGREEMENT. Mortgagor, if a corporation or a Partnership, shall not, without the prior written consent of Mortgagee, materially amend or modify its articles or certificate of incorporation or bylaws or its certificate of Partnership or Partnership agreement.

         VI.6 ENVIRONMENTAL CONTAMINATION/HAZARDOUS MATERIAL. Mortgagor and the Mortgaged Property shall at all times remain in full compliance with all Environmental Laws. Except as to Hazardous Material lawfully used by the Mortgagor in the ordinary course of Mortgagor's business operations on the Mortgaged Property, Mortgagor shall not, nor permit any other person to manufacture, process, distribute, use, transport, handle, treat, store, dispose, emit, discharge, leak, spill or release any Hazardous Material on, in, under or from the Mortgaged Property.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         VII.1 EVENTS OF DEFAULT. An "Event of Default", as used in this Mortgage, shall occur at any time or from time to time:

                  (a) FAILURE TO PAY. If any Obligation or any installment thereof is not paid as and when due and payable;

                  (b) FAILURE TO PERFORM. If any Obligation, other than an Obligation requiring the payment of money or the occurrence of an event described in Subsections 7.1(e), (g), (i), (l) or (m) below, is not duly and promptly performed or is violated and such non-performance or violation is not curable, or if curable continues for a period of ten (10) days after written notice thereof from Mortgagee to Mortgagor, provided, however, if such non-performance or violation may not reasonably be cured within such ten (10) day period, an Event of Default shall not be deemed to have occurred so long as same shall be diligently and continuously endeavored to be cured. Notwithstanding the foregoing, it shall be an Event of Default if such non-performance or violation has not been cured within sixty (60) days after notice thereof;

                  (c) FALSE REPRESENTATION. If any representation or warranty made in any Loan Document by or on behalf of Mortgagor or any Guarantor is at any time false, misleading, or breached;

                  (d) JUDGMENT. If a final judgment for the payment of money is rendered against Mortgagor or any Guarantor, and the same remains unsatisfied except for such period of time as execution on the judgment is effectively stayed;

                  (e) VOLUNTARY BANKRUPTCY, ETC. If Mortgagor or any Guarantor (i) is voluntarily adjudicated a bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) files a petition seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or any other competent jurisdiction, (iv) makes a general assignment for the benefit of creditors or (v) admits in writing its inability to pay its debts as they mature;

                  (f) INVOLUNTARY BANKRUPTCY, ETC. If a receiver or trustee is appointed for Mortgagor or any Guarantor or for all or any part of their respective properties without their respective consents and such appointment is not vacated within one hundred twenty (120) days, or if a petition is filed against Mortgagor or any Guarantor seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or other competent jurisdiction, and such petition is not dismissed within one hundred twenty (120) days after the filing thereof;

                  (g) DISSOLUTION. If Mortgagor or any Guarantor voluntarily or involuntarily dissolves or liquidates;

                  (h) FINANCIAL CONDITION. If a material adverse change has occurred, at any time or times subsequent to the date hereof, in the financial condition, results of operations, operations, business, properties, or prospects of Mortgagor, its subsidiaries, parent or affiliates;

                  (i) DEFAULT UNDER LOAN DOCUMENTS. If any default occurs under any of the other Loan Documents or if any obligation of Mortgagor under any of the other Loan Documents is not fully performed;

                  (j) FORECLOSURE OF OTHER LIENS. If the holder of any mortgage or other lien on the Mortgaged Property, whether a Permitted Title Exception or not (without hereby implying Mortgagee's consent to any such mortgage or other lien) institutes foreclosure or other proceedings for the enforcement of any of its remedies thereunder;

                  (k) NOTICE LIMITING FUTURE ADVANCES. If Mortgagor, pursuant to FLORIDA STATUTES ss. 697.04(1)(b) as amended from time to time, files for record a notice limiting the maximum amount which may be secured by this Mortgage;

                  (l) DEFAULT UNDER JUNIOR MORTGAGE. If any default or any event of default occurs under any permitted Junior Mortgage, whether or not foreclosure or other proceedings have been instituted thereunder; or

                  (m) OTHER EVENTS OF DEFAULT. If a general partner of Mortgagor, if Mortgagor is a limited partnership, or any partner of Mortgagor, if Mortgagor is a general partnership, is the subject of any occurrence described in Subsections (d) through (h), inclusive, of this Article.

                  (n) DEFAULT UNDER INTEREST RATE PROTECTION AGREEMENT. If any default or any event of default occurs under any Interest Rate Protection Agreement or if Mortgagor fails to pay any sum due under any Interest Rate Protection Agreement when due.

                                  ARTICLE VIII

                               RIGHTS AND REMEDIES

         VIII.1 REMEDIES. If an Event of Default shall have occurred, Mortgagee may, at its option, exercise any, some or all of the following remedies, concurrently or consecutively.

                  (a) ACCELERATION. Mortgagee may declare all of the unpaid Obligations, together with all accrued interest thereon, to be due and payable without notice or demand which are hereby expressly waived, and upon such declaration all such Obligations shall immediately become due and payable as fully and to the same effect as if the date of such declaration were the date originally specified for the full payment or maturity thereof.

                  (b) MORTGAGEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

                           (i)      Mortgagee may demand that Mortgagor
surrender the actual possession of the Mortgaged Property and upon such demand, Mortgagor shall forthwith surrender same to Mortgagee and, to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom. Notwithstanding anything to the contrary contained herein, the surrender of possession of the Mortgaged Property by Mortgagor herein shall under no circumstances be construed to mean Mortgagor's surrender of the business operated on the Mortgaged Property.

                           (ii)     If Mortgagor shall for any reason fail to
surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession to Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.

                           (iii)    Mortgagee may from time to time: (A)
continue and complete construction of, hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof; (B) make all reasonably necessary maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Fixtures and Personal Property; (C) insure or keep the Mortgaged Property insured; (D) exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and (E) enter into agreements with others (including, without limitation, new Leases or amendments, extensions, or cancellations to existing Leases) all as Mortgagee from time to time may determine in its sole discretion. Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to do any and all acts and execute any and all agreements that Mortgagee may deem necessary or proper to implement and perform any and all of the foregoing.

                           (iv)     The Mortgagee may, with or without taking
possession of the Mortgaged Property as hereinabove provided, collect and receive all the Rents therefrom, including those past due as well as those accruing thereafter, and shall apply the monies so received first, to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee and its agents in connection with the collection of same, whether or not in possession of the Mortgaged Property, and second, in such order as Mortgagee may elect, to the payment of the Obligations.

                  (c)      PROCEEDINGS TO RECOVER SUMS DUE.

                           (i)      If any installment or part of any Obligation
shall fail to be paid when due, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor for the amount so due and unpaid together with all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the Default Rate from the date incurred by Mortgagee. All such costs and expenses shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately.

                           (ii)     If Mortgagor shall fail to pay upon the
Mortgagee's demand, after acceleration as provided in Subsection 8.1(a), all of the unpaid Obligations, together with all accrued interest thereon, Mortgagee shall be entitled to sue for and to recover judgment against the Mortgagor for the entire amount so due and unpaid together with all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the Default Rate from the date incurred by Mortgagee. All such costs and expenses shall be secured by this Mortgage and shall be payable by Mortgagor immediately. Mortgagee's right under this Sub-section (ii) may be exercised by Mortgagee either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, including appellate proceedings.

                           (iii)    No recovery of any judgment as provided in
Subsections (i) and (ii) above and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any lien, rights, powers, or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

                  (d)      FORECLOSURE.

                           (i)      Mortgagee may institute proceedings for the
partial or complete foreclosure of this Mortgage and Mortgagee may, pursuant to any final judgment of foreclosure, sell the Mortgaged Property as an entirety or in separate lots, units, or parcels.

                           (ii)     In case of a foreclosure sale of all or any
part of the Mortgaged Property, the proceeds of sale shall be applied in accordance with Section 8.8 hereof, and the Mortgagee shall be entitled to seek a deficiency judgment against the Mortgagor to enforce payment of any and all Obligations then remaining due and unpaid, together with interest thereon, and to recover a judgment against the Mortgagor therefor.

                           (iii)    The Mortgagee is authorized to foreclose
this Mortgage subject to the rights of any tenants of the Mortgaged Property, or Mortgagee may elect which tenants Mortgagee desires to name as parties defendant in such foreclosure and failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the unpaid Obligations or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

                  (e) RECEIVER. Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Florida. The right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Mortgaged Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the Default Rate, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

                  (f) REMEDIES AS TO PERSONAL PROPERTY. Mortgagee may exercise any or all of its rights and remedies under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Mortgaged Property or other place where the Personal Property may be located without legal process, and to take possession of the Personal Property without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Florida. Upon demand by Mortgagee, Mortgagor shall make the Personal Property available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may sell at one or more public or private sales and for such price as Mortgagee may deem commercially reasonable, any and all of the Personal Property secured by this Mortgage, and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any or all of the Personal Property.

                  (g) OTHER. Mortgagee may institute and maintain any suits and proceedings as the Mortgagee may deem advisable (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Mortgaged Property, and (iii) to restrain the enforcement of or compliance with any Governmental Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such Governmental Requirement might impair the security hereunder or be prejudicial to the Mortgagee's interest.

         VIII.2 REMEDIES CUMULATIVE AND CONCURRENT. No right, power or remedy of Mortgagee as provided in the Note, this Mortgage, the Guaranty, or the other Loan Documents is intended to be exclusive of any other right, power, or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Mortgagee now or hereafter existing at law or in equity and may be pursued separately, successively or together against Mortgagor, any Guarantor, or any endorser, co-maker, surety or guarantor of the Obligations, or the Mortgaged Property or any part thereof, or any one or more of them, at the sole discretion of Mortgagee. The failure of Mortgagee to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

         VIII.3 WAIVER, DELAY OR OMISSION. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Mortgagee to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

         VIII.4 CREDIT OF MORTGAGEE. To the maximum extent permitted by the laws of the State of Florida, upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Mortgaged Property, or any part thereof, and in lieu of paying cash therefor may apply to the purchase price, any portion of or all of the unpaid Obligations in such order as Mortgagee may elect.

         VIII.5 SALE. Any sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever at law or in equity, of the Mortgagor and all Persons, except tenants pursuant to Leases approved by Mortgagee, claiming by, through or under Mortgagor in and to the properties and rights so sold, whether sold to Mortgagee or to others.

         VIII.6 PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Mortgaged Property by any Governmental Authority, or other judicial proceedings affecting the Mortgagor, any Guarantor, any endorser, co-maker, surety, or guarantor of the Obligations, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

         VIII.7 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. Mortgagor hereby waives and releases, for itself and anyone claiming through, by, or under it, to the maximum extent permitted by the laws of the State of Florida:

                  (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment,

                  (b) unless specifically required herein, all notices of default, or Mortgagee's actual exercise of any option or remedy under the Loan Documents, or otherwise, and

                  (c)      any right to have the Mortgaged Property marshalled.

         VIII.8 APPLICATION OF PROCEEDS. The proceeds of any sale of all or any portion of the Mortgaged Property shall be applied by Mortgagee first, to the payment of receiver's fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate from the date so incurred, in connection with any entry, action or proceeding under this Article and, second, in such order as Mortgagee may elect, to the payment of the Obligations. Mortgagor shall be and remain liable to Mortgagee for any difference between the net proceeds of sale and the amount of the Obligations until all of the Obligations have been paid in full.

         VIII.9 DISCONTINUANCE OF PROCEEDINGS. If Mortgagee shall have proceeded to enforce any right under any Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

         VIII.10 MORTGAGEE'S ACTIONS. Mortgagee may, at any time without notice to any Person and without consideration, do or refrain from doing any or all of the following actions, and neither the Mortgagor, any Guarantor, any endorser, co-maker, surety or guarantor of the Obligations, nor any other Person (hereinafter in this Section 8.10 collectively referred to as the "Obligor") now or hereafter liable for the payment and performance of the Obligations shall be relieved from the payment and performance thereof, unless specifically released in writing by Mortgagee: (a) renew, extend or modify the terms of the Note, this Mortgage, the Guaranty and the other Loan Documents, or any of them; (b) forbear or extend the time for the payment or performance of any or all of the Obligations; (c) apply payments by any Obligor to the reduction of the unpaid Obligations in such manner, in such amounts, and at such times and in such order and priority as Mortgagee may see fit; (d) release any Obligor; (e) substitute or release in whole or in part the Mortgaged Property or any other collateral or any portion thereof now or hereafter held as security for the Obligations without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage upon the Mortgaged Property which is not released or substituted, or the validity and priority of any security interest of the Mortgagee in such other collateral which is not released or substituted; (f) subordinate the lien of this Mortgage or the lien of any other security interest in any other collateral now or hereafter held as security for the Obligations; (g) join in the execution of a plat or replat of the Land; (h) join in and consent to the filing of a declaration of condominium or declaration of restrictive covenants regarding all or any part of the Land; (i) consent to the granting of any easement on the Land; and (j) generally deal with any Obligor or any other party as Mortgagee may see fit.


                                   ARTICLE IX

                             MORTGAGEE'S PERFORMANCE

         IX.1 GOVERNMENTAL REGULATION OF MORTGAGEE. Mortgagee is subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Mortgagee's authority to perform its obligations (if any) under this Mortgage, now or hereafter, may be limited or regulated by such Governmental Authorities, Mortgagee is hereby excused from such performance.

         IX.2 MORTGAGEE'S FAILURE TO PERFORM. If Mortgagee fails to perform its obligations (if any) under this Mortgage (except to the extent excused therefrom as provided in Section 9.1 above), Mortgagor shall notify Mortgagee in writing (the "Notice") within thirty (30) days after Mortgagor's obtaining knowledge of such failure. Each such Notice shall describe in detail the act or event constituting the non-performance by Mortgagee. Mortgagee shall have thirty
(30) days after its receipt of the Notice to cure any such failure to perform, unless such cure can not be accomplished using reasonable efforts within said thirty (30) day period, in which case Mortgagee shall have such additional time as may be necessary, using reasonable efforts, to cure such non-performance (the "Mortgagee Cure Period").

         IX.3 MORTGAGOR'S RIGHTS AND REMEDIES. The giving of the Notice and the expiration of the Mortgagee Cure Period shall be conditions precedent to any right of the Mortgagor to bring an action against Mortgagee. Mortgagor hereby expressly agrees that its sole remedy against Mortgagee in any such action shall be that of specific performance.


                                    ARTICLE X

                                  MISCELLANEOUS

         X.1 MAXIMUM RATE OF INTEREST. Nothing contained herein, in the Note, or in any other Loan Document, or the Commitment, or in any instrument or transaction related thereto, shall be construed or so operate as to require the Mortgagor or any person liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, to pay interest, or any charge in the nature of interest, in an amount or at a rate which exceeds the maximum rate of interest allowed by applicable law, as amended from time to time. Should any interest or other charges in the nature of interest received by Mortgagee or paid by the Mortgagor or any parties liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, exceed the maximum rate of interest allowed by applicable law, as amended from time to time, then such excess sum shall be credited against the principal balance of the Note or the balance of the other Obligations, as applicable, unless the Mortgagor or such other parties liable for such payments, as applicable, shall notify the Mortgagee, in writing, that the Mortgagor or such other party elects to have such excess sum returned to it forthwith, it being the intent of the parties hereto that under no circumstances shall the Mortgagor or any parties liable for any of the aforesaid payments be required to pay interest in excess of the maximum rate of interest allowed by applicable law, as amended from time to time. The Mortgagee may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be reserved, charged or taken.

         X.2 CONTINUING AGREEMENT. This Mortgage and all of the Mortgagor's representations, warranties and covenants herein, Mortgagee's security interest in the Mortgaged Property and all of the rights, powers and remedies of Mortgagee hereunder shall continue in full force and effect until all of the Obligations have been paid and performed in full; until Mortgagee has no further obligation to make any advances under the Loan; and until Mortgagee, upon the request of the Mortgagor, has executed a satisfaction of mortgage. Furthermore, if for any reason no Obligations are owing, notwithstanding such occurrence, this Mortgage shall remain valid and in full force and effect as to subsequent Obligations, so long as Mortgagee has not executed a satisfaction of mortgage; provided, however, that the indemnifications set forth in Article V of this Mortgage shall survive the satisfaction of this Mortgage.

         X.3 SURVIVAL OF WARRANTIES AND COVENANTS. The warranties, representations, covenants and agreements set forth in this Mortgage shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until all of the Obligations shall have been paid and performed in full.

         X.4 NO REPRESENTATION BY MORTGAGEE. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee, pursuant to this Mortgage, or the other Loan Documents, or the Commitment, including, but not limited to, any officer's certificate, balance sheet, statement, survey or appraisal, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

         X.5 NOTICE. All notices, demands, requests and other communications required under this Mortgage may be given orally (either in person or by telephone if confirmed in writing within three (3) days thereafter), by telex, telegram, or telecopy, or in writing delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at its address set forth in the introduction to this Mortgage. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

         X.6 MORTGAGEE'S RIGHT TO PAY AND PERFORM. If Mortgagor shall fail to duly pay or perform any of the Obligations required by this Mortgage, then at any time thereafter without notice to or demand upon Mortgagor, and without waiving or releasing any right, remedy, or power of Mortgagee, and without releasing any of the Obligations or any Event of Default, Mortgagee may pay or perform such Obligation for the account of and at the expense of Mortgagor, and shall have the right to enter and to authorize others to enter upon the Mortgaged Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose. All payments made and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee shall be secured by this Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice, demand, an attempt to collect same, or suit pending.

         X.7 COVENANTS RUNNING WITH THE LAND. All covenants contained in this Mortgage shall be binding on the Mortgagor and shall run with the Land.

         X.8 SUCCESSORS AND ASSIGNS. All of the terms of this Mortgage shall apply to and be binding upon, and inure to the benefit of, the heirs, devisees, personal representatives, successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming under or through them.

         X.9      INVALIDITY.

                  (a) If any one or more of the provisions contained in this Mortgage is declared or found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions hereof shall continue in full force and effect.

                  (b) If any one or more of the Obligations is declared or found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining Obligations shall continue in full force and effect.

         X.10 MODIFICATION. No agreement unless in writing and signed by an authorized officer of Mortgagee and no course of dealing between the parties hereto shall be effective to change, waive, terminate, modify, discharge, or release in whole or in part any provision of this Mortgage. No waiver of any rights or powers of Mortgagee or consent by it shall be valid unless in writing signed by an authorized officer of Mortgagee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         X.11 APPLICABLE LAW. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), and federal law, in the event federal law permits a higher rate of interest than Florida law.

         X.12 REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of the Note, or any amendment or modification thereto, including without limitation any renewal note or additional note, and in the case of any such loss, theft, or destruction, upon delivery of any indemnity agreement, reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender of such mutilated note, Mortgagor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to the replacement Note.

         X.13 STRICT PERFORMANCE. It is specifically agreed that time is of the essence as to all matters provided for in this Mortgage and that no waiver of any Obligation hereunder or secured hereby shall at any time thereafter be held to be a waiver of the Obligations.

         X.14 JOINT AND SEVERAL LIABILITY. If more than one Person executes this Mortgage, each is and shall be jointly and severally liable hereunder; and if Mortgagor is a general partnership, then all partners in Mortgagor (and if Mortgagor is a limited partnership, then all general partners in Mortgagor) shall be jointly and severally liable hereunder, notwithstanding any contrary provision in the partnership laws of the State of Florida.

         X.15 MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS MORTGAGE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS MORTGAGE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN PINELLAS COUNTY, FLORIDA AND ADMINISTERED BY ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S./ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE

ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         (b) RESERVATIONS OF RIGHTS. NOTHING IN THIS MORTGAGE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS MORTGAGE; OR (II) BE A WAIVER BY THE MORTGAGEE OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SS. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE MORTGAGEE HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE MORTGAGEE MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS MORTGAGE. AT MORTGAGEE'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE
FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         X.16 NO CROSS-COLLATERALIZATION. Notwithstanding anything contained in this Mortgage or the Loan Documents to the contrary, Mortgagor and Mortgagee do not intend for the Loan to be cross-collateralized with that certain line of credit loan from Mortgagee to Mortgagor as evidenced by that certain Renewal Line of Credit Promissory Note in the amount of $10,000,000.00 dated as of May 31, 1999; provided, however, that said loans are intended to be cross-defaulted.


         IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.


Signed, sealed and delivered in the presence of:


                                       PLASMA-THERM, INC., a Florida corporation
/s/ DAVID R. BRITTIAN
-----------------------------
Signature of Witness


DAVID R. BRITTIAN                       By: /s/ STACY L. WAGNER
-----------------------------               ---------------------------
Legibly Print Name of Witness               Stacy L. Wagner
                                            Vice President and Chief Financial
                                             Officer
/s/ JAMES J. ROWAN
----------------------------
Signature of Witness
                                                     (CORPORATE SEAL)
JAMES J. ROWAN
----------------------------
Legibly Print Name of Witness


STATE OF FLORIDA           )
COUNTY OF PINELLAS         )


         The foregoing instrument was acknowledged before me this 27th day of May, 1999, by STACY L. WAGNER, as the Vice President and Chief Financial Officer of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She [ ] is personally known to me or [X] has produced Drivers License as identification.


                                            /s/ CYNTHIA A. CRANE
                                            -----------------------------------

                                                CYNTHIA A. CRANE
                                            -----------------------------------
         (SEAL)                             Legibly Print Name of Notary Public
                                            Notary Public

My Commission Expires: June 22, 2001

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


The West 460.88 feet of Lot 2, Block C, NORTHGATE OF ST. PETERSBURG, FIRST ADDITION, according to the plat thereof recorded in Plat Book 67, Page 25, 26 and 27, of the Public Records of Pinellas County, Florida, LESS AND EXCEPT the South 190 feet thereof.